Exhibit 10.10

BURGERFI INTERNATIONAL, LLC

FRANCHISE AGREEMENT

FRANCHISEE

DATE

ATTACHMENTS

A-1	Guarantee, Indemnification, and Acknowledgment of Controlling Principals
A-2	Accepted Location and Territory
B	Contingent Assignment of Lease and Consent of Lessor
C	Statement of Ownership Interests and Franchisee’s Principals
D	Confidentiality and Non-Competition Agreement
E	Electronic Transfer Authorization
F	Internet Web Sites and Telephone Numbers Agreement
G	Power of Attorney (Tax)
H	Transfer of a Franchise to a Corporation or Limited Liability Company
I	Franchisee Disclosure Acknowledgment Statement

i

BURGERFI INTERNATIONAL, LLC

FRANCHISE AGREEMENT

This Franchise Agreement (the “Agreement’) is made and entered into by and between BURGERFI INTERNATIONAL, LLC, a Delaware limited liability company having its principal place of business at 105 US Highway 1, North Palm Beach, Florida 33408 (“we”, “us” or “our”) and _________ ______________, a _____________________________ with an address at ________________________

______________ (“you” or “your”) on the date this Agreement is executed by us below (the “Effective

Date”).

WITNESSETH:

WHEREAS, as the result of the expenditure of time, skill, effort and money, we and our affiliates have developed and own a unique and distinctive system (hereinafter “System”) relating to the establishment and operation of fast casual restaurants operating under the name “BurgerFi” featuring all-natural Angus burgers, fresh cut fries and onion rings, hot dogs, craft beers, wine and frozen custard products. BurgerFi restaurants offer dine-in and take-out services;

WHEREAS, the distinguishing characteristics of the System include, without limitation, distinctive exterior and interior design, décor, color scheme, and furnishings; proprietary products and ingredients; proprietary recipes and special menu items, uniform standards, specifications, and procedures for operations; quality and uniformity of products and services offered; procedures for inventory, management and financial control; training and assistance; and advertising and promotional programs; all of which may be changed, improved, and further developed by us from time to time;

WHEREAS , we identify the System by means of certain trade names, service marks, trademarks, logos, emblems and indicia of origin, including, but not limited to, the mark “BurgerFi” and such other trade names, service marks, and trademarks as are now designated (and may hereafter be designated by us in writing) for use in connection with the System (hereinafter referred to as “Marks”);

WHEREAS , we and our affiliates continue to develop, use and control the use of such Marks in order to identify for the public the source of services and products marketed thereunder and under the System, and to represent the System’s high standards of quality, appearance and service;

WHEREAS, you understand and acknowledge the importance of our high standards of quality, cleanliness, appearance and service and the necessity of operating the business franchised hereunder in conformity with our standards and specifications; and

WHEREAS , you desire to use the System in connection with the operation of a restaurant at the location accepted by us as herein provided, as well as to receive the training and other assistance provided by us in connection therewith.

NOW, THEREFORE , the parties, in consideration of the mutual undertakings and commitments set forth herein, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

ARTICLE 1

GRANT

1.1 Grant of Franchise.

In reliance on the representations and warranties of you and your Controlling Principals (as defined in Section 20.14) hereunder, we hereby grant to you, upon the terms and conditions in this Agreement, the right and license, and you hereby accept the right and obligation, to operate one BurgerFi restaurant under the Marks and the System in accordance with this Agreement (“Restaurant” or “Franchised Business”). You and the Controlling Principals have represented to us that you have entered into this Agreement with the intention to comply fully with the obligations to construct a Restaurant hereunder and not for the purpose of reselling the rights to develop the Restaurant hereunder. You and the Controlling Principals understand and acknowledge that we have granted such rights in reliance on the business skill, financial capacity, personal character and expectations of performance hereunder by you and the Controlling Principals and that this Agreement and the rights and obligations hereunder may not be transferred until after the Restaurant is open for business to the public in accordance with Section 2.6, and then only in accordance with Article 14 hereof.

1.2 Accepted Location

After you have located a site for your Restaurant and received our approval pursuant to Section 2.2, the specific street address of the location shall be set forth in Attachment A (“Accepted Location”) . You shall not relocate the Restaurant without our express prior written consent. This Agreement does not grant to you the right or license to operate the Restaurant or to offer or sell any products or services described under this Agreement at or from any other location. Unless otherwise agreed to in writing under a Multi-Unit Operator Agreement with us, you have no options, rights of first refusal, or similar rights to develop additional restaurants. Until a location has been approved by us in accordance with Section 2.2, Attachment A will describe the site as “TBD”.

1.3 Relocation

If you are unable to continue the operation of the Restaurant at the Accepted Location because of the occurrence of a force majeure event (as described in Section 17.1(d)), then you may request our approval to relocate the Restaurant to another location in the Protected Territory, as that term is defined below. Any other relocation outside the Protected Territory or a relocation of the Restaurant not caused by force majeure shall also be subject to our prior approval. If we elect to grant you the right to relocate the Restaurant, then you shall comply with the site selection and construction procedures set forth in Article 2.

1.4 Territory

Upon our approval of a site for your Restaurant in accordance with Section 2.2 and the execution of a lease or purchase agreement for the premises, you will be assigned a territory which will be a certain radius determined by us around your Restaurant (the “Protected Territory”), as described in Attachment A. Except as provided in this Agreement, and subject to your and the Controlling Principals’ material compliance with this Agreement, and any other agreement among you or any of your affiliates (defined for the purposes hereof as any entity that is controlled by, controlling or under common control with such other entity) and us, we shall not establish or authorize any other person or entity, other than you, to establish a Restaurant in the Protected Territory during the term of this Agreement and any extensions hereof. You acknowledge and understand that the rights granted hereunder pertain only to the establishment of a Restaurant. You acknowledge and agree that our affiliates currently operate, or may in the future operate, restaurants under different marks and with operating systems that are similar to the System, and that any such restaurants might compete with your Restaurant, however, the menu items will not be substantially similar to the menu items served at BurgerFi Restaurants. This does not preclude us from developing a restaurant concept that has individual items that are served at BurgerFi Restaurants. You further agree and acknowledge that the license granted hereby is only for the operation of one Restaurant and only at a location approved by us.

1.5 Our Reserved Rights

Except as expressly limited by Section 1.4, we and our affiliates retain all rights with respect to Restaurants, the Marks and the sale of any products and services and regardless of the proximity to or financial impact on your Restaurant, including, without limitation, the right:

(a) to produce, offer and sell and to grant others the right to produce, offer and sell the products offered at Restaurants and any other goods displaying the Marks or other trade and service marks through alternative distribution channels, as described below, both within and outside the Protected Territory, and under any terms and conditions we deem appropriate. “Alternative distribution channels” include, but are not limited to, the Internet, catalog sales, retail stores, club stores, telemarketing or other direct marketing sales;

(b) to operate and to grant others the right to operate Restaurants located outside the Protected Territory under any terms and conditions we deem appropriate;

(c) to operate and to grant others the right to operate Restaurants at non-traditional sites within and outside the Protected Territory under any terms and conditions we deem appropriate. “Non-traditional sites” include, without limitation, military bases, Indian reservations, casinos, shopping malls, hotels, educational institutions, airports, train and bus stations, travel plazas, toll roads, beaches, parks and other recreational facilities, government buildings and establishments, prisons, hospitals, convenience stores, cafeterias, snack bars, trucks, sports or entertainment venues or stadiums, and retail restaurant locations being sublet under a lease to a master concessionaire, whether currently existing or constructed or established subsequent to the date hereof; and

(d) the right to acquire and operate a business operating one or more restaurants or food service businesses located or operating in the Protected Territory.

(e) to own, acquire, establish and/or operate, and license others to establish and operate, businesses under other proprietary marks or other systems, whether such businesses are the same, similar, or different from the Restaurant, at any location within or outside the Protected Territory.

1.6 No Customer Exclusivity

You expressly acknowledge that all BurgerFi Restaurants (regardless of ownership) may solicit, sell, and/or deliver products to customers without regard to the customers’ geographic location, and including customers located in the Territory. Without our express written approval, you may not (a) make any off-premises sales or deliver any products to customers, wherever located, or (b) sell any products to any business or other customer at wholesale.

ARTICLE 2

SITE SELECTION, PLANS AND CONSTRUCTION

2.1 Your Responsibility to Locate a Site

You assume all cost, liability, expense and responsibility for locating, and after our approval, obtaining and developing a site for the Restaurant within your approved development area, and for constructing, equipping and operating the Restaurant at the Accepted Location. You shall not make any binding commitment to a prospective vendor or lessor of real estate with respect to a site for the Restaurant unless the site is accepted by us as set forth below. You acknowledge that the location, selection, procurement and development of a site for the Restaurant is your responsibility; that in discharging such responsibility you shall consult with real estate and other professionals of your choosing; and that our acceptance of a prospective site and the rendering of assistance in the selection of a site does not constitute a representation, promise, warranty or guarantee, express or implied, by us that the Restaurant operated at that site will be profitable or otherwise successful.

2.2 Site Selection

(a) Prior to acquiring by lease or purchase a site for the Restaurant, within 60 days of the date of this agreement, you shall submit to us in the form specified by us a description of the site that satisfies the site selection guidelines provided to you by us pursuant to Section 5.1, together with such other information and materials as we may reasonably require, including, but not limited to, a letter of intent or other evidence satisfactory to us which confirms your favorable prospects for obtaining the site. If the site is for your second or later Restaurant pursuant to a Multi-Unit Operator Agreement (“MUOA”) between us and you (as the multi-unit operator), all such information must be submitted no later than 30 days after the scheduled Opening Date (as hereinafter defined) of the immediately preceding Restaurant thereunder. We shall have 30 days after receipt of this information and materials to accept or decline, in our sole discretion, the proposed site as the location for the Restaurant. No site may be used for the location of the Restaurant unless it is first accepted in writing by us. You acknowledge and agree that our acceptance of a location for the Restaurant is not a warranty or guaranty, express or implied, that you will achieve any particular level of success at the location or that your Restaurant will be profitable, and you hereby waive any such claim. Our acceptance of a location for the Restaurant only signifies that the location meets our then-current minimum criteria for a BurgerFi Restaurant. If the site has been declined we will grant you a one-time additional 30 day period from the date of rejection to submit an alternate location for acceptance.

(b) If you elect to purchase the premises for the Restaurant, after receiving our acceptance of the site, you shall submit a copy of the proposed contract of sale to us for our written acceptance prior to its execution and shall furnish to us a copy of the executed contract of sale promptly after execution.

(c) If you will occupy the premises of the Restaurant under a lease or sublease, after receiving our acceptance of the site, you shall submit a copy of the lease or sublease to us for written acceptance prior to its execution and shall furnish to us a copy of the executed lease or sublease promptly after execution. No lease or sublease for the Restaurant premises shall be accepted by us unless and until a Contingent Assignment of Lease executed by you and us and a Consent of Lessor to Contingent Assignment executed by your lessor in substantially the form attached as Attachment B is attached to the lease and incorporated therein. Our approval of any lease may be further conditioned upon the inclusion of any one or more of the following provisions, which may be incorporated into an addendum we provide to you for inclusion in the lease as a required exhibit: (i) authorizing the use of such Marks, trade dress, parking, and signage as we may prescribe for the Restaurant; (ii) restricting the use of the leased premises solely to the operation of the Restaurant; (iii) prohibiting you from subleasing or assigning all or any part of your occupancy rights or extending the term of or renewing the lease without our prior written consent; (iv) granting to us or our designee the option, but not the obligation, without the lessor’s further consent, to assume all of your rights under the lease, including the right to assign or sublease, upon your default or termination under such lease or under this Agreement; (v) requiring that the lessor provide us with any and all letters and notices of default under the lease concurrently with the providing of such notice to you, and with at least 30 days within which to cure such default; (vi) granting us the right to enter the leased premises to make any modification necessary to protect our Marks or to cure any default under this Agreement or the lease; (vii) prohibiting any amendment to the lease without our prior written consent; (viii) permitting the sale of liquor, wine, and beer from the premises; and (ix) such other provisions that may be set forth in the Manual. You must have an executed lease in place within 30 days of our formal acceptance of the site.

(d) After a location for the Restaurant is accepted by us and acquired by you pursuant to this Agreement the location shall be described in Attachment A.

2.3 Zoning Clearances, Permits and Licenses

You shall be responsible for obtaining any and all governmental approvals necessary to construct and operate a BurgerFi Restaurant, including without limitation a liquor license and any zoning classifications and clearances which may be required by state or local laws, ordinances or regulations or which may be necessary as a result of any restrictive covenants relating to the Restaurant premises. Prior to beginning the construction of the Restaurant, you shall (i) obtain all permits, licenses and certifications required for the lawful construction or remodeling and operation of the Restaurant, and (ii) certify in writing to us that the insurance coverage specified in Article 12 is in full force and effect and that all required approvals, clearances, permits and certifications have been obtained. Upon written request, you shall provide to us additional copies of your insurance policies or certificates of insurance and copies of all such approvals, clearances, permits and certifications.

2.4 Design of Restaurant

You must obtain any architectural, engineering and design services required for the construction of the Restaurant at your own expense from an architectural firm approved by us. You shall adapt the prototypical architectural and design plans and specifications for construction of the Restaurant provided to you by us in accordance with Section 5.3 as necessary for the construction of the Restaurant and shall submit such adapted plans to us for our review no later than 45 days from the execution of your lease or contract, as the case may be. You may not use any adapted plans or submit them to your landlord or any governmental authority without our prior written approval. If we determine that any such plans are not consistent with the best interests of the System, we may prohibit the implementation of such plans. In this event, we will notify you of any objections and provide you with a reasonably detailed list of changes necessary to make the plans acceptable. You must keep resubmitting the plans to us in this fashion until you have received our written approval. Any costs incurred due to plan changes shall be borne solely by you. You must submit the final plans to the appropriate governmental authorities within 2 business days of receiving our approval. You acknowledge that our review of such plans relates only to compliance with the System and that acceptance by us of such plans does not constitute a representation, warranty, or guarantee, express or implied, by us that such plans are accurate or free of error concerning their design or structural application, or comply with any federal, state or local rules, laws, regulations or codes, and you hereby waive any such claims to this effect. Further, pursuant to Article 15, you shall indemnify and hold us harmless from any liability resulting from any design flaws or construction issues with your Restaurant.

2.5 Build-Out of Restaurant

Immediately upon approval of the plans, you shall commence and diligently pursue construction or remodeling (as applicable) of the Restaurant. Commencement of construction shall be defined as the time at which any site work is initiated by you or on your behalf at the location accepted for the Restaurant. Site work includes, without limitation, paving of parking areas, installing outdoor lighting and sidewalks, extending utilities, demising of interior walls and demolishing of any existing premises. During the time of construction or remodeling, you shall provide us with such periodic reports regarding the progress of the construction or remodeling as may be reasonably requested by us. In addition, we may make such on- site inspections as we may deem reasonably necessary to evaluate such progress. You shall notify us of the scheduled date for completion of construction or remodeling no later than 30 days prior to such date. Within a reasonable time after the date of completion of construction or remodeling, we may, at our option, conduct an inspection of the completed Restaurant. You acknowledge and agree that you will not open the Restaurant for business without our written authorization and that authorization to open shall be conditioned upon your strict compliance with this Agreement.

2.6 Opening Date; Time is of the Essence

You acknowledge that time is of the essence for all dates and times set forth herein. Subject to your compliance with the conditions stated below, you shall open the Restaurant and commence business within the timeframe set forth in the MUOA, unless you obtain an extension of such time period from us in writing. The date the Restaurant actually opens for business to the public is herein called the “Opening Date”. You understand and acknowledge that the Opening Date provided for herein is specific to you and the development of your BurgerFi Restaurant at the accepted site. Nothing in this section requires us to grant you a later Opening Date or to provide you with any other similar accommodation.

Prior to opening, you shall complete all exterior and interior preparations for the Restaurant, including installation of equipment, fixtures, furnishings and signs, pursuant to the plans and specifications approved by us, and shall comply with all of your other pre-opening obligations, including, but not limited to, those obligations described in Sections 6.4. If you fail to comply with any of such obligations, except for delays caused by a force majeure act as described in Section 17.1(d), you may not commence business. Notwithstanding the foregoing, if you fail to open your Restaurant within the timeframe required herein, subject to a force majeure event, you agree to pay to us a delayed opening fee as follows: $1,000 for the 1st month’s delay; $5,000 for the 2nd month’s delay; and $10,000 for the 3rd month’s delay; and $10,000 per month for each month thereafter; such amounts shall be pro -rated for any partial month and shall be paid within 10 days of our demand therefore. You understand and acknowledge that such fee shall be in addition to our other rights and remedies hereunder or at law. If your Restaurant is not opened and operating within 3 months of your Opening Date, we shall have the immediate right to terminate this Agreement without providing you a refund of any fees or costs paid or incurred by you.

ARTICLE 3

TERM AND RENEWAL

3.1 Term

Unless sooner terminated as provided in Article 17 hereof, the term of this Agreement shall commence on the Effective Date stated and expire 10 years thereafter.

3.2 Renewal

(a) You have the right to renew the franchise granted by this Agreement for one additional term of 10 years, as set forth in this Section 3.2, provided you have complied with the following, any of which may be waived by us in our sole discretion:

(i) You shall have been, throughout the initial Term of this Agreement, in substantial compliance with this Agreement, and at the expiration of such initial Term are in full compliance with this Agreement, your lease or sublease and all other agreements between you and us or companies associated or affiliated with us.

(ii) You have executed, at least 30 days before the expiration of the Initial Term, any documents that you are required to execute for the renewal term, which documents may include, but are not limited to, a general release, our then-current Franchise Agreement and all other ancillary agreements, instruments and documents then customarily used by us in the granting of Restaurant franchises (which then-current Franchise Agreement may materially differ from this Agreement and be less advantageous to you than the terms of this Agreement, provided, however, that (a) you will not be required to pay any initial franchise fee; and (b) the Protected Territory will remain the same.

(iii) You have paid to us our renewal fee, which is equal to 25% of our then current Franchise Fee.

(iv) You have given us written notice of your desire to obtain a renewal term not more than 12 months and not fewer than 9 months prior to the end of the initial term.

(b) If we do not receive the executed documents and renewal fee by such expiration date, and you have not otherwise complied with this Section 3.2, then this Agreement shall expire, you shall have no further rights under this Agreement, and you shall comply with the provisions of Article 18 and any other provisions that survive termination or expiration of this Agreement.

(c) After we have received from you all executed renewal documents and the renewal fee, we shall inspect your Business to determine the extent of any required updating, remodeling, redecorating or other refurbishment for the Business in order to bring the Business up to our then-current image and standards for new BurgerFi Restaurants. We will provide notice to you of the modifications you shall be required to make and you shall have 6 months from the date of such notice to effectuate such modifications. If you fail or refuse to make the required modifications, we shall have the right to terminate the renewed Franchise Agreement.

(d) You must ensure that your lease, sublease or other document by which you have the right to occupy the Restaurant premises is extended before your renewal term is to take effect to cover the period of the renewal.

(e) In the event the renewal of this Agreement is subject to a specific law, rule, regulation, statute, ordinance, or legal order that governs franchise agreement renewals, to the extent allowable by the concerned law, rule, regulation, statute, ordinance or order, your renewal term will be subject to the conditions of the Franchise Agreement we are using for new franchisees at the time the renewal period begins. If we are not then offering new franchises, your renewal period will be subject to the terms in the Franchise Agreement that we indicate. If for any reason that is not allowable by law, rule, regulation or otherwise, the renewal term will be governed by the terms of this Agreement.

(f) For the purposes hereof, you shall be deemed to have irrevocably elected not to renew your franchise and this Agreement (and the option to do so shall thereupon terminate) if you fail to execute and return to us our then-standard Franchise Agreement and other ancillary documents required by us for a renewal franchise, together with payment of our then-current renewal fee, or if you provide written notice to us within the final 60 days of the Initial Term indicating that you do not wish to renew this Agreement.

ARTICLE 4

FEES

4.1 Franchise Fee

(a) You shall pay to us a franchise fee of $37,500 upon the execution of this Agreement. When paid, the franchise fee shall be deemed fully earned and non-refundable in consideration of the administrative and other expenses incurred by us in granting the franchise hereunder and for our lost or deferred opportunity to grant such franchise to any other party.

(b) Notwithstanding the foregoing, if this Agreement is being executed for a Restaurant that is being developed pursuant to the terms of a MUOA and is for the 1st Restaurant to be developed thereunder, then the franchise fee has heretofore been paid in full. If this Agreement is for the 2nd or later Restaurant to be developed under a MUOA, then the portion of the franchise fee paid for such Restaurant under the MUOA as a reservation fee shall be applied to the franchise fee and upon execution of a lease or purchase agreement for the Restaurant premises and this Agreement, you shall pay the balance of the franchise fee that remains unpaid.

4.2 Royalty Fee

(a) During the term of this Agreement, you shall pay to us, in partial consideration for the rights herein granted, a continuing weekly royalty fee (“Royalty Fee”) of 5.5% of Net Sales. Such Royalty Fee shall be due and payable each week based on the Net Sales for the preceding week ending Sunday so that it is received by us by electronic funds transfer on or before the Wednesday following the end of each week, provided that such day is a business day. If the date on which such payments would otherwise be due is not a business day, then payment shall be due on the next business day.

(b) Each such Royalty Fee shall be preceded by a royalty report itemizing the Net Sales for the preceding week ending Sunday (“Royalty Report”) and any other reports we may require. The Royalty Report and all other required information shall be transmitted to us in the form and manner specified in the Manual or otherwise in writing.

(c) If any state imposes a sales or other tax on the Royalty Fees, then we have the right to collect this tax from you.

(d) If a state or local law in which the Restaurant is located prohibits or restricts in any way your ability to pay and our ability to collect Royalty Fees or other amounts based on Net Sales derived from the sale of alcoholic beverages at the Restaurant, then we and you shall increase the percentage rate for calculating Royalty Fees, and change the definition of Net Sales to exclude sales of alcoholic beverages, in a manner such that the Royalty Fees to be paid by you, and received by us, shall be equal to such amounts as you would have been required to pay, and we would have received, if sales from alcoholic beverages were included from Net Sales.

4.3 Brand Development Fee

In addition to the Royalty Fee described in Section 4.2 above, you agree to pay to us a Brand Development Fee in an amount equal to 1.5% of the Restaurant’s Net Sales. We shall allocate and use the Brand Development Fee in the manner described in Section 8 below. The Brand Development Fee is payable to us at the same time and in the same manner as the Royalty Fee.

4.4 Payments to Us

By executing this Agreement, you agree that we shall have the right to withdraw funds from your designated bank account each week by electronic funds transfer (“EFT”) in the amount of the Royalty Fee, Brand Development Fee and any other payments due to us and/or our affiliates. If you do not accurately and timely report the Restaurant’s Net Sales, we may debit your account for 120% of the last Royalty Fee and Brand Development Fee that we debited. If the Royalty Fee and Brand Development Fee we debit are less than the Royalty Fee and Brand Development Fee you actually owe to us, once we have been able to determine the Restaurant’s true and correct Net Sales, we will debit your account for the balance on a day we specify. If the Royalty Fee and Brand Development Fee we debit are greater than the Royalty Fee and Brand Development Fee you actually owe, we will credit the excess against the amount we otherwise would debit from your account during the following week. You shall, upon execution of this Agreement or at any time thereafter at our request, execute such documents or forms as we or your bank determine are necessary for us to process EFTs from your designated bank account for the payments due hereunder. If payments are not received when due, interest may be charged by us in accordance with Section 4.5 below. Upon written notice, you may be required to pay such fees directly to us in lieu of EFT, at our sole discretion.

4.5 Interest on Overdue Amounts

You shall not be entitled to withhold payments due us under this Agreement on grounds of alleged non- performance by us hereunder. Any payment or report not actually received by us on or before its due date shall be deemed overdue and a default hereunder. Time is of the essence with respect to all payments to be made by you to us. All unpaid obligations under this Agreement shall bear interest from the date due until paid at the lesser of (i) 18% per annum; or (ii) the maximum rate (if any applies) under applicable law. Notwithstanding anything to the contrary contained herein, no provision of this Agreement shall require the payment or permit the collection of interest in excess of the maximum rate allowed by applicable law. If any excess of interest is provided for herein, or shall be adjudicated to be so provided in this Agreement, the provisions of this paragraph shall govern and prevail, and neither you nor your Controlling Principals shall be obligated to pay the excess amount of such interest. If for any reason interest in excess of the maximum rate allowed by applicable law shall be deemed charged, required or permitted, any such excess shall be applied as a payment and reduction of any other amounts which may be due and owing hereunder, and if no such amounts are due and owing hereunder then such excess shall be repaid to the party that paid such interest.

4.6 Definition of Net Sales

“Net Sales” shall mean the total selling price of all services and products and all income of every other kind and nature related to the Restaurant (including, without limitation, income related to sales or orders of food products or food preparation services provided from or related to the Restaurant), whether for cash or credit and regardless of collection in the case of credit. In the event of a cash shortage, the amount of Net Sales shall be determined based on the records of the electronic cash register system and any cash shortage shall not be considered in the determination. Net Sales expressly excludes taxes collected from your customers and paid to the appropriate taxing authority and customer credits and refunds or adjustments. “Net Sales” shall also not include sales applied towards gift cards, shipping and handling charges, customer credits and refunds or franchise and sales taxes.

4.7 Payment of Additional Fees

You shall pay such other fees or amounts described in this Agreement.

4.8 Reimbursement of Monies Paid on Your Behalf

You shall pay us within 15 days of any written request which is accompanied by reasonable substantiating material, any monies which we have paid, or have become obligated to pay, on your behalf, by consent or otherwise under this Agreement.

ARTICLE 5

OUR OBLIGATIONS

5.1 Site Selection Assistance

We will provide you with our written site selection guidelines and such site selection assistance as we may deem advisable. We will conduct, at our expense, an evaluation of the demographics of the market area for the location (which may include the population and income level of residents in the market area, aerial photography, size and other physical attributes of the location, proximity to residential neighborhoods and proximity to schools, shopping centers, entertainment facilities and other businesses that attract consumers and generate traffic). We may use these and other factors, including general location and neighborhood, traffic patterns, availability of parking, and ease of access to the location, in our review of your proposed site.

5.2 Construction Assistance

We may make on-site inspections to evaluate the progress of the construction of the Restaurant. Such on-site inspections, if provided, will be at our expense.

5.3 Prototype Design Plans

We will loan you one set of prototypical architectural and design plans and specifications for a Restaurant. You shall, at your expense, have such architectural and design plans and specifications adapted, with our approval, for construction of the Restaurant in accordance with Article 2. You agree that all such plans and specifications are confidential documents and are owned by us. You will not disclose these documents to anyone except those parties that need such documents in order to construct the Restaurant, and not until such parties have executed a non-disclosure agreement approved by us. Any adaptations or modifications made to these plans and specifications shall be deemed work made-for-hire and will be owned by us.

5.4 Confidential Operations Manual

We will loan you one set of confidential Operations Manuals and such other manuals and written materials as we shall have developed for use in the Franchised Business (as the same may be revised by us from time to time, the “Manuals”), as more fully described in Section 10.1. The Manuals may, in our discretion, be provided electronically or via an intranet website for all BurgerFi Restaurants in the System.

5.5 Visits and Evaluations

We will visit the Restaurant and evaluate the products sold and services rendered therein from time to time as reasonably determined by us, as more fully described in Section 7.5.

5.6 Advertising and Promotional Materials

We may, in our sole discretion, provide certain advertising and promotional materials and information developed by us and/or our affiliates from time to time for use by you in marketing and conducting local advertising for the Restaurant. We may require you to purchase and use some or all of such materials, as well as impose a reasonable charge for any required or optional materials for your purchase from us. We must review and approve or disapprove all advertising and promotional materials that you propose to use, pursuant to Article 8.

5.7 Management and Operations Advice

We will provide to you advice as needed in our discretion, and written materials concerning techniques of managing and operating the Restaurant from time to time developed by us, including new developments and improvements in Restaurant equipment, food products and the packaging and preparation thereof and menu items food safety and handling procedures.

5.8 Products for Resale

From time to time and at our reasonable discretion, at a reasonable cost, we may make available for resale to your customers certain merchandise identifying the System, such as logoed merchandise and memorabilia, in sufficient amounts to meet customer demand. We may specify that you must purchase such merchandise from us, our affiliate, or another designated supplier. Your requirement to purchase such merchandise is subject to customer demand and your inventory on hand.

5.9 Approved Suppliers

We will provide to you a list of approved suppliers as described in Section 7.4 from time to time as we deem appropriate.

5.10 Initial Training Program

We will conduct an initial training program for the General Manager and at least 3 additional employees, as well as other training programs in accordance with the provisions of Section 6.4.

5.11 Opening Assistance

We will provide on-site opening assistance at the Restaurant in accordance with the provisions of Section 6.4.

5.12 Brand Development Fund

We will establish and administer a brand development fund in accordance with Article 8.

5.13 Delegation of Obligations

You acknowledge and agree that any duty or obligation imposed on us by this Agreement may be performed by any of our designees, employees, or agents.

ARTICLE 6

YOUR AGREEMENTS, REPRESENTATIONS, WARRANTIES AND COVENANTS

6.1 Representations of Controlling Principals

Each of the Controlling Principals, jointly and severally, represents, warrants and covenants that all of the representations and warranties contained in this Agreement including the following are complete, correct and accurate as of the date of execution of this Agreement and at all times during the term hereof, and will survive any termination or expiration of this Agreement:

(a) The Controlling Principals shall make all commercially reasonable efforts to timely open and operate the Restaurant so as to achieve optimum sales and will follow our business advice and instructions with respect to the Restaurant’s operation.

(b) There are no material liabilities, adverse claims, commitments or obligations of any nature as of the date of execution of this Agreement, whether accrued, unliquidated, absolute, contingent or otherwise which would inhibit the transactions contemplated by this Agreement and the operation of the Restaurant.

(c) There are no actions, suits, proceedings or investigations pending or, to your knowledge or the knowledge of any of your officers, directors, principal shareholders, proprietors, partners or principals (as applicable) after due inquiry, threatened, in any court or arbitral forum, or before any governmental agency or instrumentality, nor to the best of your knowledge or the knowledge of any such persons or entities (after due inquiry) is there any basis for any claim, action, suit, proceeding or investigation which affects or could affect, directly or indirectly, any of your assets, properties, rights or business; your right to operate and use your assets, properties or rights to carry on your business; and/or which affects or could affect your right to assume and carry out in all respects the duties, obligations and responsibilities specified in this Agreement.

(d) None of the Controlling Principals is a party to any contract, agreement, covenant not to compete or other restriction of any type which may conflict with, or be breached by, the execution, delivery, consummation and/or performance of this Agreement.

(e) Each Controlling Principal will comply with all requirements of all federal, state and local laws, rules, regulations and orders, and shall timely obtain any and all permits, certificates or licenses necessary for the full and proper conduct of the Franchised Business, including without limitation, licenses to do business, fictitious name registrations, sales tax permits, fire clearances, health permits, certificates of occupancy, licenses required to sell wine and beer at your Restaurant, and any permits, certificates or licenses required by any environmental law, rule or regulation.

(f) The Principals will comply, and assist us to the fullest extent possible in our efforts to comply, with Anti-Terrorism Laws (defined below). In connection with that compliance, the Principals certify, represent, and warrant that none of your property or interests is subject to being blocked under, and that you and your Principals otherwise are not in violation of, any of the Anti-Terrorism Laws. “Anti-Terrorism Laws” mean Executive Order 13224 issued by the President of the United States, the USA PATRIOT Act, and all other present and future federal, state, and local laws, ordinances, regulations, policies, lists, and other requirements of any governmental authority addressing or in any way relating to terrorist acts and acts of war. Any violation of the Anti-Terrorism Laws by a Principal, or any blocking of any Principals’ assets under the Anti-Terrorism Laws, shall constitute good cause for immediate termination of this Agreement.

(g) You shall notify us in writing within 2 days of your receipt or knowledge of the commencement of any action, suit or proceeding or of the issuance of any order, writ, injunction, subpoena, request or demand for information, award or decree of any court, agency or other governmental instrumentality, which may affect the operation or financial condition of the Franchised Business, the System or any other BurgerFi Restaurant.

6.2 Representations of Corporate Entity

If you are a corporation, limited liability company, partnership or other legal entity, the Controlling Principals jointly and severally represent, warrant and covenant the following, all of which will survive any termination or expiration of this Agreement:

(a) You are duly organized and validly existing under the state law of your formation;

(b) You are in good standing, duly qualified and authorized to do business in each jurisdiction in which your business activities or the nature of the properties owned by you require such qualification;

(c) Your corporate charter and operating/partnership/shareholder agreement shall at all times provide that your activities are confined exclusively to the operation of the Restaurant;

(d) The execution of this Agreement and the consummation of the transactions contemplated hereby are within your corporate power have been duly authorized by you and are permitted under your operative documents;

(e) Copies of your articles of incorporation, certificate of organization, bylaws, operating/partnership/shareholder agreement, all other governing documents, any amendments thereto, resolutions authorizing entry into and performance of this Agreement, and any certificates, buy-sell agreements or other documents restricting the sale or transfer of stock/interest, and any other documents as may be reasonably required by us shall be furnished to us prior to the execution of this Agreement. If any amendment or changes to any of these documents will affect any of our rights, the Franchised business or any of the transactions contemplated by this Agreement, you will obtain our written consent and approval prior to making any such amendment or change;

(f) The ownership interests in you are accurately and completely described in Attachment C. Further, you shall maintain at all times a current list of all owners of record and all beneficial owners of any class of voting securities or membership interest, as applicable, and will furnish such list of owners to us upon request. No change of ownership shall be made except in compliance with this Agreement and the terms contained in Article 14;

(g) If you are a corporation, you shall maintain stop-transfer instructions against the transfer on your records of any of equity securities and each stock certificate representing stock of the corporation shall have conspicuously endorsed upon it a statement in a form satisfactory to us that it is held subject to all restrictions imposed upon assignments by this Agreement; provided, however, that the requirements of this Section shall not apply to the transfer of equity securities of a publicly held corporation (as defined in Section 20.14). If you are a partnership or limited liability company, your written agreement shall provide that ownership of an interest in the entity is held subject to all restrictions imposed upon assignments by this Agreement;

(h) You must have provided us with your most recent financial statements. Such financial statements present fairly your financial position, at the dates indicated therein and with respect to you, the results of your operations and your cash flow for the years then ended. You agree that you shall maintain at all times, during the term of this Agreement, sufficient working capital to fulfill your obligations under this Agreement. Each of the financial statements mentioned above shall be certified as true, complete and correct and shall have been prepared in conformity with generally accepted accounting principles applicable to the respective periods involved and, except as expressly described in the applicable notes, applied on a consistent basis. No material liabilities, adverse claims, commitments or obligations of any nature exist as of the date of this Agreement, whether accrued, unliquidated, absolute, contingent or otherwise, which are not reflected as liabilities on your financial statements;

(i) If, after the execution of this Agreement, any individual succeeds to or otherwise comes to occupy a position which would, upon designation by us, qualify him or her as one of your Principals, you shall notify us within 10 days after any such change and, upon designation of such person by us as one of your Principals or as a Controlling Principal, as the case may be, such person shall execute such documents and instruments (including, as applicable, this Agreement) as may be required by us to be executed by others in such positions. If we are not so notified and if this new Principal/Controlling Principal does not execute the documents we require, you shall immediately cause an assignment of and/or purchase any and all interest owned by this individual in the Franchised Business; and

(j) Your Principals shall each execute and bind themselves to the confidentiality and non-competition covenants set forth in the Confidentiality and Non-Competition Agreement, annexed hereto as Attachment D to this Agreement (see Sections 10.2(b) and 10.3(f)). The Controlling Principals shall, jointly and severally, guarantee your performance of all of your obligations, covenants and agreements hereunder pursuant to the terms and conditions of the guaranty contained herein, and shall otherwise bind themselves to the terms of this Agreement as stated herein, by signing the Guarantee, Indemnification, and Acknowledgment of Controlling Principals (in the form of Exhibit A-1 attached to this Agreement).

6.3 General Manager

You shall designate and retain at all times a general manager (“General Manager”), approved by us, to direct the operation and management of the Restaurant. The General Manager shall be responsible for the daily operation of the Restaurant and may be one of the Controlling Principals. The General Manager shall, during the entire period he or she serves as General Manager, meet the following qualifications:

(a) Satisfy our educational and business experience criteria as set forth herein, the Manuals or otherwise in writing by us;

(b) Devote full time and best efforts to the supervision and management of the Restaurant; and

(c) Satisfy the training requirements set forth in Section 6.4.

If, during the term of this Agreement, the General Manager is not able to continue to serve in such capacity or no longer qualifies to act as such in accordance with this Section, you shall promptly notify us and designate a replacement within 60 days after the General Manager ceases to serve, such replacement being subject to the same qualifications listed above (including completing all training and obtaining all certifications required by us) . You shall provide for interim management of the Restaurant until such replacement is so designated, such interim management to be conducted in accordance with the terms of this Agreement.

6.4 Training

You agree that it is necessary to the continued operation of the System and the Restaurant that your personnel receive such training as we may reasonably require, and accordingly agree as follows:

(a) Not later than 30 days prior to the Opening Date, your General Manager and at least 3 additional employees (a minimum of 4 persons) shall attend and complete, to our reasonable satisfaction, our initial training program, including classroom training and training in an operating Restaurant at such location(s) as may be designated by us. At least one of the Controlling Principals must successfully complete either the initial training program or the abbreviated “owners” training program (the details of which are specified in the Manual). If, however, a Controlling Principal will be the General Manager, he/she must successfully complete the full initial training program. We will provide our initial training program at our expenses for 4 attendees; if you wish to send additional employees to our training program and we are able to accommodate your request, whether before the Restaurant opens or while the Restaurant is operating, or if your scheduled opening date is delayed and we require employees to be trained again, you shall pay to us our then-current training fee for each trainee (currently $1,000 per trainee). In all cases, you are responsible for the travel and related costs incurred by all attendees.

(b) After the initial 4 employees have successfully completed our initial training program in Florida, we may offer a field certification program that allows employees who meet certain eligibility requirements to become a certified employee in an operating franchised restaurant. Other prerequisites and eligibility requirements will be set forth in our Manual. The cost of this in-store certification program will be our then-current training fee for each participant (currently $1,000 per session, for up to 3 people), and may include online training and other components as specified by us.

(c) Prior to being accepted into the BurgerFi certified employee training program the prospective employee must meet the following minimum requirements: General Managers must have a minimum of 3 years of restaurant experience with at least 2 years in restaurant management; and Assistant Managers must have a minimum of 2 years of restaurant experience with at least one year in restaurant management. All other staff not meeting the above minimum requirements must be employed in a BurgerFi Restaurant for a minimum of 6 months, and 3 of those months must in a supervisory role, before they can be admitted into training. By recommending an employee to us for certification, you represent that the individual has the requisite experience provided above. Additional requirements, if any, will be set forth in the Manuals.

(d) We shall determine, in our reasonable discretion, whether the General Manager has satisfactorily completed initial training. If the initial training program is not satisfactorily completed within the required timeframe, you shall designate an approved replacement to satisfactorily complete such training. Any replacement or subsequent General Manager must complete such initial training. You shall be responsible for our training fees and for any and all expenses incurred by your employees in connection with any training program, including, without limitation, costs of travel, lodging, meals and wages.

(e) At all times, each Restaurant must have at least one General Manager plus at least an additional 3 employees that have been certified by us. Certification is obtained by successfully completing the corporate training program or field certification program. The certified General Manager must work a minimum of 5, 8-hour shifts each week. There must always be at least one certified employee present at your Restaurant during operating hours.

(f) In connection with the opening of the Restaurant, we shall provide you with up to 5 of our trained representatives. The trainers will provide on-site pre-opening and opening training, supervision, and assistance to you for a period of up to approximately 14 days around the Restaurant’s opening. The number of trainers provided and the number of days shall be determined at our sole discretion. You agree to pay our current per diem rate for trainers, which is currently $40 per trainer per day, plus reimburse the expenses incurred by our representatives in providing such opening assistance, including, but not limited to, travel, lodging and incidentals. A deposit of $5,000 is required prior to the training team being scheduled. We will not book a training team until we have received the deposit. The final payment is due upon receipt of the final invoice.

(g) After your Restaurant has opened, from time to time as we deem appropriate, we shall, during the term hereof, subject to the availability of personnel, provide you with additional trained representatives who shall provide on-site training and assistance to your Restaurant personnel. For this additional training and assistance, you shall pay the current per diem fee then being charged to franchisees under the System for the services of such trained representatives, which as of the date of this Agreement is $450 per day per trainer.

(h) We reserve the right to conduct additional or refresher training programs, seminars and other related activities regarding the operation of the Restaurant. Such training programs and seminars may be offered to the General Manager or other Restaurant personnel generally, and we may designate that such training programs and seminars are mandatory for your General Manager and other Restaurant personnel. We will present the training program at our cost, or we may use money from the Brand Development Fund to do this, but you must pay for your trainees’ expenses, including travel, lodging, meals and applicable wages.

6.5 Hiring Practices

You and the Controlling Principals understand that compliance by all franchisees operating under the System with our training, development and operational requirements is an essential and material element of the System and that we and our franchisees operating under the System consequently expend substantial time, effort and expense in training management personnel for the development and operation of their respective Restaurants. Accordingly, you and the Controlling Principals agree that if you or any Controlling Principal shall, during the term of this Agreement, designate as General Manager or employ in a managerial position any individual who is at the time or was within the preceding 90 days employed in a managerial or supervisory position by us or any of our franchisees, including, but not limited to, individuals employed to work in Restaurants operated by us or by any other franchisee, then such former employer of such individual shall be entitled to be compensated for the reasonable costs and expenses, of whatever nature or kind, incurred by such employer in connection with the training of such employee. The parties hereto agree that such expenditures may be uncertain and difficult to ascertain and therefore agree that the compensation specified herein reasonably represents such expenditures and is not a penalty. An amount equal to the compensation of such employee for the 6 month period (or such shorter time, if applicable) immediately prior to the termination of his or her employment with such former employer shall be paid by you to the former employer prior to such individual assuming the position of General Manager or other managerial position unless otherwise agreed with the former employer. In seeking any individual to serve as General Manager or in such other managerial position, you and the Controlling Principals shall not discriminate in any manner whatsoever to whom the provisions of this Section apply, on the basis of the compensation required to be paid hereunder, if you or any Controlling Principal designate or employ such individual. The parties hereto expressly acknowledge and agree that no current or former employee of us, you, or of any other entity operating under the System shall be a third party beneficiary of this Agreement or any provision hereof. Notwithstanding the above, solely for purposes of bringing an action to collect payments due under this Section, such former employer shall be a third party beneficiary of this Section 6.5. We hereby expressly disclaim any representations and warranties regarding the performance of any employee or former employee of ours or any franchisee under the System who is designated as your General Manager or employed by you or any of the Controlling Principals in any capacity, and we shall not be liable for any losses, of whatever nature or kind, incurred by you or any Controlling Principal in connection therewith. We acknowledge that the former employer will not be entitled to receive such costs if such General Manager or employee was released or terminated by such former employer.

6.6 Multi-Unit Operators

If you are a Multi-Unit Operator, and this Franchise Agreement governs the operation of your 3rd Restaurant, you agree to hire a full-time director of operations/district manager whose job it is to oversee the operations of up to 5 Restaurants. Each additional increment of 3 to 5 Restaurants will require one additional director of operations/district manager for those Restaurants.

6.7 Compliance with All Other Obligations

You shall comply with all other requirements provided hereunder and perform such other obligations as we may reasonably request from time to time.

ARTICLE 7

FRANCHISE OPERATIONS

7.1 Compliance with Standards

You understand and acknowledge the importance of maintaining uniformity among all of the Restaurants in the System and therefore you agree to comply with all of our standards and specifications relating to the operation of the Restaurant.

7.2 Maintenance of Restaurant

You shall maintain the Restaurant in a high degree of sanitation, repair and condition to our satisfaction, and in connection therewith shall make such additions, alterations, repairs and replacements thereto (none of which shall be made without our prior written consent) as may be required by us for that purpose, including, without limitation, such periodic repainting or replacement of obsolete signs, furnishings, equipment, and décor as we may reasonably direct in order to maintain system-wide integrity and uniformity. Without limiting the foregoing, you shall also obtain, at your cost and expense, any new or additional equipment (including point of sale or computer hardware and software systems), fixtures, supplies and other products and materials which may be reasonably required by us for you to offer and sell new menu items from the Restaurant or to provide the Restaurant services by alternative means, such as through catering or delivery arrangements (which may not be done without our prior written consent). Except as may be expressly provided in the Manuals, no material alterations, improvements or changes of any kind in design, equipment, signs, interior or exterior décor items, fixtures or furnishings shall be made in or about the Restaurant or its premises without our prior written approval.

7.3 Remodeling and Redecorating

To assure the continued success of the Restaurant, you shall, upon our request, remodel and/or redecorate the Restaurant premises, equipment (including point of sale or computer hardware and software systems), signs, interior and exterior décor items, fixtures, furnishings, supplies and other products and materials required for the operation of the Restaurant to our then-current system-wide standards and specifications. We agree that we shall not request such remodeling and/or redecorating more frequently than every 3 years during the term of this Agreement, except that if the Restaurant franchise is transferred pursuant to Article 14, we may require the transferee to remodel and/or redecorate the Restaurant premises as described herein.

7.4 Approved Suppliers

(a) You shall comply with all of our standards and specifications relating to the purchase of all food and beverage items, ingredients, supplies, materials, fixtures, furnishings, equipment (including electronic cash register and computer hardware and software systems) and other products used or offered for sale at the Restaurant (collectively, “Items”). Unless we specify certain suppliers as required in the Manuals or otherwise in writing, all suppliers must be pre-approved by us in writing prior to any purchases. All suppliers (including manufacturers, distributors and other sources) must continue to demonstrate the ability to meet our then-current standards and specifications for food and beverage items, ingredients, supplies, materials, fixtures, furnishings, equipment and other items used or offered for sale at Restaurants and must possess adequate quality controls and capacity to supply your needs promptly and reliably. You may not use any supplier who has been disapproved by us. If you desire to purchase, lease or use any products or other items from a supplier who has not yet been approved, you shall submit to us a written request for such approval, or shall request the supplier itself to do so. We reserve the right to require you to pay to us our then-current fee for evaluation and testing. You shall not purchase or lease from any supplier until and unless such supplier has been approved in writing by us. We shall have the right to require that our representatives be permitted to inspect the proposed supplier’s facilities, and that samples from the supplier be delivered, either to us or to an independent laboratory designated by us, for testing. We reserve the right, at our option, to re-inspect from time to time the facilities and products of any such approved supplier and to revoke our approval upon the supplier’s failure to continue to meet any of our then-current criteria. Nothing herein shall be construed to require us to approve any particular supplier. Regardless of our approval, we are not responsible for and provide no guarantees or warranties that the items you purchase from such suppliers conform to our standards or otherwise meet any applicable laws, and you hereby release us from and waive any claim to the contrary, your sole remedy being to pursue the supplier.

(b) You acknowledge and agree that we and our affiliates shall have the right to collect and retain any and all allowances, rebates, credits, incentives, or benefits (collectively, “Allowances”) offered by manufacturers, suppliers, and distributors to you or to us or our affiliates based upon your purchases of products and services from manufacturers, suppliers, and distributors. You assign to us and/or our affiliates all of your right, title, and interest in and to any and all such Allowances, and authorize us or our affiliates to collect and retain any or all such Allowances without restriction (unless otherwise instructed by the manufacturer, supplier, or distributor).

(c) We may, in our sole discretion, establish one or more strategic alliances or preferred vendor programs with one or more suppliers who are willing to supply all or some Restaurants with some or all of the products and/or services that Restaurants are authorized to offer to customers. You recognize that any such program(s) may limit and/or require you to use suppliers other than those that you would otherwise use, and/or limit the number of approved suppliers with whom you may do business.

(d) We reserve the right to restrict your use of suppliers of Items to (i) us; (ii) entities affiliated with us; and/or (iii) third party suppliers designated by us.

7.5 Operation of Restaurant in Compliance with Our Standards

To ensure that the highest degree of quality and service is maintained, you shall operate the Restaurant in strict conformity with such of our methods, standards and specifications set forth hereunder and in the Manuals, and as may from time to time otherwise be prescribed in writing. In particular, you also agree:

(a) To sell or offer for sale all menu items, products and services required by us and in the method, manner and style of distribution prescribed by us, including, but not limited to, dine-in and take-out, only as expressly authorized by us in writing in the Manuals or otherwise in writing.

(b) To sell and offer for sale only the menu items, products and services that have been expressly approved for sale in writing by us; to refrain from deviating from our standards and specifications without our prior written consent; and to discontinue selling and offering for sale any menu items, products or services which we may, in our sole discretion, disapprove in writing at any time.

(c) To maintain in sufficient supply and to use and sell at all times only such food and beverage items, ingredients, products, materials, supplies and paper goods that conform to our standards and specifications; to prepare all menu items in accordance with our recipes and procedures for preparation contained in the Manuals or other written directives, including, but not limited to, the prescribed measurements of ingredients; and to refrain from deviating from our standards and specifications by the use or offer of non-conforming items or differing amounts of any items, without our prior written consent.

(d) To permit us or our agents, during normal business hours, to remove a reasonable number of samples of food or non-food items from your inventory or from the Restaurant, without payment therefor, in amounts reasonably necessary for testing by us or an independent laboratory to determine whether such samples meet our then-current standards and specifications. In addition to any other remedies we may have under this Agreement, we may require you to bear the cost of such testing if the supplier of the item has not previously been approved by us or if the sample fails to conform with our specifications. You will not be responsible for the costs of testing if such samples were from our approved suppliers and they prove to be in conformity with our specifications.

(e) To purchase or lease and install, at your expense, all fixtures, furnishings, equipment (including point of sale and computer hardware and software systems), décor items, signs, delivery vehicles, and related items as we may reasonably direct from time to time in the Manuals or otherwise in writing; and to refrain from installing or permitting to be installed on or about the Restaurant premises, without our prior written consent, any fixtures, furnishings, equipment, décor items, signs, games, vending machines or other items not previously approved as meeting our standards and specifications. If any of the property described above is leased by you from a third party, such lease shall be approved by us, in writing, prior to execution and must contain a provision which permits, at our option, an assignment of the lease upon the termination or expiration of this Agreement and which prohibits the lessor from imposing an assignment or related fee upon us in connection with such assignment.

(f) To grant us and our agents the right to enter upon the Restaurant premises, during normal business hours, for the purpose of conducting inspections; to cooperate with our representatives in such inspections by rendering such assistance as they may reasonably request; and, upon notice from us or our agents and without limiting our other rights under this Agreement, to take such steps as may be necessary to correct immediately any deficiencies detected during any such inspection. Should you, for any reason, fail to correct such deficiencies within a reasonable time as determined by us, we shall have the right and authority (without, however, any obligation to do so) to correct such deficiencies and charge you a reasonable fee for our expenses in so acting, payable by you immediately upon demand.

(g) To maintain a competent, conscientious, trained staff and to take such steps as are necessary to ensure that your employees preserve good customer relations and comply with such dress code as we may reasonably prescribe from time to time, to ensure all of your employees pass background tests and drug screens as proscribed in the Manuals, and meet such other criteria as we may proscribe in writing or in the Manuals.

(h) To install and maintain equipment and a telecommunications line in accordance with our specifications to permit us to access and retrieve by telecommunication any information stored on a point of sale system (or other computer hardware and software) you are required to utilize at the Restaurant premises as specified in the Manuals, thereby permitting us to inspect and monitor electronically information concerning your Restaurant, Net Sales and such other information as may be contained or stored in such equipment and software. You shall obtain and maintain Internet access or other means of electronic communication, as specified by us from time to time.

(i) To honor all credit, charge, courtesy or cash cards or other credit devices required or approved by us. You must obtain our written approval prior to honoring any previously unapproved credit, charge, courtesy or cash cards or other credit devices.

(j) To sell or otherwise issue gift cards or certificates (together “Gift Cards”) that have been prepared utilizing the standard form of Gift Card provided or designated by us, and only in the manner specified by us in the Manuals or otherwise in writing. You shall fully honor all Gift Cards that are in the form provided or approved by us regardless of whether a Gift Card was issued by you or another BurgerFi Restaurant. You shall sell, issue, and redeem (without any offset against any Royalty Fees) Gift Cards in accordance with procedures and policies specified by us in the Manuals or otherwise in writing, including those relating to procedures by which you shall request reimbursement for Gift Cards issued by other BurgerFi Restaurants and for making timely payment to us, other operators of BurgerFi Restaurants, or a third-party service provider for Gift Cards issued from the Restaurant that are honored by us or other BurgerFi Restaurant operators.

(k) To pay to us a fine equal to $250 per each day you are not selling or offering all proscribed menu items, products and services or are not otherwise in compliance with this Section 7.5, which fine shall be in addition to all other remedies available to us under this Agreement or at law.

7.6 Proprietary Products

You acknowledge and agree that we and our affiliates have developed, and may continue to develop, for use in the System certain products which are prepared from confidential proprietary recipes and which are trade secrets of us and our affiliates, and other proprietary products bearing the Marks. Because of the importance of quality and uniformity of production and the significance of such products in the System, it is to the mutual benefit of the parties that we closely control the production and distribution of such products. Accordingly, you agree that if such products become a part of the System, you shall use only our secret recipes and proprietary products and shall purchase all of your requirements for such products solely from us or from a source designated by us. You further agree to purchase from us or our designated supplier for resale to your customers certain merchandise identifying the System as we shall require, such as logoed merchandise, memorabilia and promotional products, in amounts sufficient to satisfy your customer demand.

7.7 Advertising and Promotional Materials

You shall ensure that all advertising and promotional materials, signs, decorations and paper goods (including menus and all forms and stationery) used in the Franchised Business, and other items which may be designated by us, bear the Marks in the form, color, location and manner prescribed by us, including, without limitation, notations about the ownership of the Marks, and your status as an independent contractor in accordance with Section 16.2.

7.8 Complaints

You shall process and handle all consumer complaints connected with or relating to the Restaurant, and shall promptly notify us by telephone and in writing of all of the following complaints: (i) food related illnesses, (ii) environmental, safety or health violations, (iii) claims exceeding $500.00, (iv) threatened or filed lawsuits or other regulatory actions, court orders, subpoenas, notices to appear, formal investigations, and the like, and (v) any other material claims against or losses suffered by you. You shall maintain for our inspection any governmental or trade association inspection reports affecting the Restaurant or equipment located in the Restaurant during the term of this Agreement and for 30 days after the expiration or earlier termination hereof.

7.9 Power of Attorney

Upon the execution of this Agreement or at any time thereafter, you shall, at our option, execute such forms and documents as we deem necessary to appoint us as your true and lawful attorney-in-fact with full power and authority, including but not limited to:

(a) The Internet Website and Telephone Numbers Agreement attached hereto as Attachment F for the sole purpose of assigning to us only upon the termination or expiration of this Agreement, as required under Section 18.15: (i) all rights to the telephone numbers of the Restaurant and any related and other business listings; and (ii) Internet listings, domain names, Internet Accounts, advertising on the Internet or World Wide Web, websites, listings with search engines, e-mail addresses or any other similar listing or usages related to the Franchised Business. You agree that you have no authority to and shall not establish any website or listing on the Internet or World Wide Web without our express written consent, which consent may be withheld at our sole discretion.

(b) Power of Attorney for Taxes for the sole purpose of obtaining any and all returns and reports filed by you with any state or federal taxing authority relating to the Franchised Business.

7.10 Unapproved Products and Services

In the event you sell any food, beverage, products, novelty items, clothing, souvenirs or perform any services that we have not prescribed, approved or authorized, you shall, immediately upon notice from us: (i) cease and desist offering or providing the unauthorized or unapproved food, beverage, product, premium, novelty item, clothing, souvenir or from performing such services and (ii) pay to us, on demand, a prohibited product or service fine equal to $250 per day for each day such unauthorized or unapproved food, beverage, product, premium, novelty item, clothing, souvenir or service is offered or provided by you after written notice from us. The prohibited product or service fine shall be in addition to all other remedies available to us under this Agreement or at law.

7.11 Customer Surveys

You shall participate in all customer surveys and satisfaction audits, which may require that you provide discounted or complimentary products, provided that such discounted or complimentary sales shall not be included in the Net Sales of the Restaurant. Additionally, you shall participate in any complaint resolution and other programs as we may reasonably establish for the System, which programs may include, without limitation, providing discounts or refunds to customers. You further acknowledge that we may directly contact such customers who have lodged complaints and provide certain discounts or refunds on your behalf, to be reimbursed by you upon demand therefor.

7.12 Restaurant Inspection Program

We currently utilize an independent, third-party to inspect all Restaurants for safety and proper food handling. You agree that the Restaurant will participate in such inspection program, as prescribed and required by us. All Restaurants whether owned by us, our affiliates or our franchisees will participate in such program to the extent we have the right to require such participation. Each scheduled inspection will be paid for by us. However, in the event an inspection reveals a failing score, we shall have the right to require you to pay the then-current charges imposed by such evaluation service to conduct subsequent inspection(s) of the Restaurant until the Restaurant receives passing scores for a period that we determine, and you agree that you shall promptly pay such charges plus reimburse us for our travel costs.

7.13 Pricing

Subject to applicable laws, your pricing for the products and services sold by your Restaurant must comply with any (a) maximum price caps that we set; and (b) minimum price thresholds that we set. You must participate in and comply with the terms of any special promotional activities that we may periodically establish. You acknowledge that we have make no guarantee or warranty that offering such products or merchandise at the recommended or required price will enhance your sales or profits.

7.14 On-Line Ordering

Unless we permit your Restaurant to opt- out, you must participate in an on- line ordering program, whereby your customers are able to place orders from your Restaurant through the internet. You agree to pay any then -current fees to our approved supplier for participation in the on-line ordering program, and to comply with all rules and procedures applicable to such program.

7.15 Franchisee Meetings

We reserve the right to hold meetings for all franchisees and other BurgerFi Restaurant operators, which meetings shall not occur more frequently than annually. We shall not be required to hold such meetings until we believe it is prudent to do so. These meetings may be used to provide additional training, introduce new products or changes to the System, or for other business reasons. We may require mandatory attendance at any franchisee meetings for you and/or your General Manager. We may charge you a reasonable fee to cover our costs and expenses associated with organizing and conducting these meetings and/or use monies from the Brand Development Fund to assist with these costs. You will be responsible for all expenses incurred by your attendees, including travel, lodging, meals and wages.

7.16 Technology

(a) The following terms and conditions shall apply with respect to your computer  system:

(i) We shall have the right to specify or require that certain brands, types, makes, and/or models of communications, computer systems, and hardware to be used by, between, or among BurgerFi Restaurants, including without limitation: (A) back office and point of sale systems, automated kiosks, data, audio, video, and voice storage, retrieval, and transmission systems for use at BurgerFi Restaurants, between or among Restaurants, and between and among your Franchised Restaurant and us and/or you; (B) Point of Sale Systems; (C) physical, electronic, and other security systems; (D) printers and other peripheral devices; (E) archival back-up systems; and (F) internet access mode and speed (collectively, the “Computer System”).

(ii) We shall have the right, but not the obligation, to develop or have developed for us, or to designate: (A) computer software programs and accounting system software that you must use in connection with the Computer System (“Required Software”), which you shall install; (B) updates, supplements, modifications, or enhancements to the Required Software, which you shall install;

(C) the tangible media upon which you shall record data; and (D) the database file structure of your Computer System.

(iii) You shall record all sales on computer-based point of sale systems approved by us or on such other types of systems as may be designated by us in the Manual or otherwise in writing (“Point of Sale Systems”), which shall be deemed part of your Computer System.

(iv) You shall make, from time to time, such upgrades and other changes to the Computer System and Required Software as we may request in writing (collectively, “Computer Upgrades”). Such Computer Upgrades will not materially or unreasonably increase your obligations under this Agreement.

(v) You shall comply with all specifications issued by us with respect to the Computer System and the Required Software, and with respect to Computer Upgrades. You shall also afford us unimpeded access to your Computer System and Required Software as we may request, in the manner, form, and at the times requested by us.

(b) We may, from time-to-time, specify in the Manual or otherwise in writing the information that you shall collect and maintain on the Computer System installed at the Restaurant, and you shall provide to us such reports as we may reasonably request from the data so collected and maintained. All data pertaining to the Restaurant, and all data created or collected by you in connection with the System, or in connection with your operation of the Restaurant (including without limitation data pertaining to or otherwise concerning the Restaurant’s customers) or otherwise provided by you (including, without limitation, data uploaded to, or downloaded from your Computer System) is and will be owned exclusively by us, and we will have the right to use such data in any manner that we deem appropriate without compensation to you. Copies and/or originals of such data must be provided to us upon our request. We hereby license use of such data back to you for the term of this Agreement, at no additional cost, solely for your use in connection with the business franchised under this Agreement.

(c) You shall abide by all applicable laws pertaining to privacy of information collected or maintained regarding customers or other individuals (“Privacy”), and shall comply with our standards and policies pertaining to Privacy. If there is a conflict between our standards and policies pertaining to Privacy and applicable law, you shall: (i) comply with the requirements of applicable law;

(ii) immediately give us written notice of said conflict; and (iii) promptly and fully cooperate with us and our counsel as we may request to assist us in our determination regarding the most effective way, if any, to meet our standards and policies pertaining to Privacy within the bounds of applicable law.

(d) You shall comply with our requirements (as set forth in the Manual or otherwise in writing) with respect to establishing and maintaining telecommunications connections between your Computer System and our Intranet (as defined below), if any, and/or such other computer systems as we may reasonably require.

(e) We may establish a website providing private and secure communications between us, you, franchisees, licensees and other persons and entities as determined by us, in our sole discretion (an “Intranet”). You shall comply with our requirements (as set forth in the Manuals or otherwise in writing) with respect to connecting to the Intranet, and utilizing the Intranet in connection with the operation of the Restaurant. The Intranet may include, without limitation, the Manuals, training other assistance materials, and management reporting solutions (both upstream and downstream, as we may direct). You shall purchase and maintain such computer software and hardware as may be required to connect to and utilize the Intranet.

(f) You shall not use the Marks or any abbreviation or other name associated with us and/or the System as part of any e-mail address, domain name, and/or other identification of you in any electronic medium. You agree not to transmit or cause any other party to transmit advertisements or solicitations by e-mail or other electronic media without our prior written consent as to your plan for transmitting such advertisements.

(g) You shall not hire third party or outside vendors to perform any services or obligations in connection with the Computer System, Required Software, or any other of your obligations without our prior written approval therefor, unless we have designated an approved supplier to provide such services. Our consideration of any proposed outsourcing vendor(s) may be conditioned upon, among other things, such third party or outside vendor’s entry into a confidentiality agreement with us and you in a form that is reasonably provided by us.

(h) You and we acknowledge and agree that changes to technology are dynamic and not predictable within the term of this Agreement. In order to provide for inevitable but unpredictable changes to technological needs and opportunities, you agree that we shall have the right to establish, in writing, reasonable new standards for the implementation of technology in the System; and you agree that you shall abide by those reasonable new standards established by us as if this Article 7 were periodically revised by us for that purpose. You acknowledge and understand that this Agreement does not place any limitations on either our right to require you to obtain Computer Upgrades or the cost of such Computer Upgrades.

ARTICLE 8

ADVERTISING AND RELATED FEES

Recognizing the value of marketing and promotion, and the importance of the standardization of marketing and promotional programs to the furtherance of the goodwill and public image of the System, the parties agree as follows:

8.1 Participation in Advertising

We may from time to time develop and create advertising and sales promotion programs designed to promote and enhance the collective success of all Restaurants operating under the System. You shall at your cost participate in all such advertising and sales promotion programs in accordance with the terms and conditions established by us for each program. In all aspects of these programs, including, without limitation, the type, quantity, timing, placement and choice of media, market areas and advertising agencies, the standards and specifications established by us shall be final and binding upon you.

8.2 Marketing Contribution

You shall contribute to the System-wide Brand Development Fund described below in Section 8.2(a) (“Brand Development Fund”) and the regional marketing fund described below in Section 8.2(b) (“Regional Fund”), and also shall make expenditures on local advertising as described below in Section 8.2(c). We shall determine the total marketing contributions and expenditures and also shall allocate expenditures and contributions among the Brand Development Fund, Regional Fund and local advertising and may, in our sole discretion, from time to time and at any time, modify both the allocation and amount of your expenditures among the Brand Development Fund, Regional Fund and local advertising, provided, however, that (i) we will not require the total aggregate amount of marketing contributions to the Brand Development Fund to exceed 1.5% of your Net Sales; and (ii) the required expenditures for local advertising shall never be less than 2% of your Net Sales. Any BurgerFi Franchisee who participates in a Regional Fund shall contribute the same percentage of Net Sales to such Regional Fund as all other participants in such Regional Fund. Regional Funds may vary, among themselves, in the required percentage of Net Sales contributed by their members. Each year, each Restaurant owned by us or our affiliates shall contribute to the Brand Development Fund and Regional Fund in which it participates an amount which is calculated on the same basis as contributions of BurgerFi Franchisees. Neither the Brand Development Fund nor the Regional Fund is a trust fund, and we shall not have any fiduciary duty to you, the Controlling Principals, or any BurgerFi Franchisees in connection with the collection or expenditures of Brand Development Fund or Regional Fund monies or any other aspect of their operations.

(a) The Brand Development Fund. We shall have the right, in our sole discretion, but not the obligation, to establish, maintain and administer the Brand Development Fund. The following provisions shall apply to the Brand Development Fund:

(i) The Brand Development Fund, all contributions thereto, including the Brand Development Fee, and any earnings thereon, shall be used exclusively to meet any and all costs of maintaining, administering, directing, conducting, preparing and developing advertising, marketing, public relations, and/or promotional programs and materials including website construction, content and maintenance, and any other activities which we believe will enhance the image of the System, including, among other things, the costs of preparing and conducting marketing campaigns in various media (i.e., television, radio, magazine, newspaper), preparation of direct mail marketing and outdoor billboard advertising; market research; employing advertising and/or public relations agencies to assist therein; purchasing promotional items; conducting and administering in-Restaurant promotions; internet marketing; all forms of social media; public relations activities; employing advertising agencies to assist therein; costs of our personnel and other departmental costs for advertising that is internally administered or prepared by us; and providing promotional and other marketing materials and services to BurgerFi Restaurants. No Brand Development Fund monies shall be used solely for the purpose of soliciting new franchisees;

(ii) The Brand Development Fund shall be administered by us or our designees. We shall direct all brand marketing and promotional programs, with sole discretion over the creative concepts, materials, and media used in such programs, and the placement and allocation thereof.

You agree and acknowledge that the Brand Development Fund is intended to maximize general public recognition and acceptance of the Marks for the benefit of the System and enhance the collective success of all Restaurants operating under the System; and that we are not obligated, in administering the Brand Development Fund, to make expenditures for you which are equivalent or proportionate to your contribution, or to ensure that any particular franchisee benefits directly or pro rata from the marketing or promotion conducted under the Brand Development Fund;

(iii) You shall contribute to the Brand Development Fund and, if applicable, a Regional Fund the amounts determined by us pursuant to this Section 8.2. Any contributions shall be maintained by us in a separate account and also may be used to defray our expenses, costs and overhead we may incur in activities reasonably related to the management, administration or direction of the Brand Development Fund and/or a Regional Fund, as well as for System marketing and advertising programs, including, among other things, research and development, product development, and the costs of personnel for creating and implementing all such activities; and

(iv) We shall annually prepare and furnish to you, at your request, an unaudited statement of the operations of the Brand Development Fund. Any monies remaining in the Brand Development Fund at the end of any year will carry over to the next year. You shall have the right to inspect the Brand Development Fund’s books and records upon reasonable notice at the location where they are maintained. Although the Brand Development Fund is intended to be of perpetual duration, we retain the right to terminate the Brand Development Fund at any time, provided that the Brand Development Fund is not terminated until all money in the Brand Development Fund has been spent for the stated purposes of the Brand Development Fund or returned to the contributors. If we elect to terminate the Brand Development Fund, we may, in our sole discretion, reinstate the Brand Development Fund at any time thereafter. If we so choose to reinstate the Brand Development Fund, it will be operated as described herein.

(b) Regional Fund. We shall have the right, but not the obligation, to designate any geographical area for purposes of establishing a Regional Fund. You shall contribute to any Regional Fund which is or has been established in which your Protected Territory is located. If your Protected Territory is located within the geographical area of more than one Regional Fund, you shall be required to contribute to only one Regional Fund, to be designated by us. The Regional Fund shall operate in a similar manner as the Brand Development Fund including, but not limited to, activities set forth in Section 8.2(a).

(c) Local Advertising. You acknowledge the importance of your own local marketing and promotional efforts to the growth and viability of your Restaurant(s) and agree to make at least the minimum amount of expenditures for local marketing that is allocated by us pursuant to Section 8.2 above. Expenditures shall be made on a continuing and reasonably level basis throughout the year. All marketing and promotional activities shall be conducted in a dignified manner, and shall conform to such standards and requirements as set forth in the Manual or otherwise in writing. You shall not use any marketing or promotional plans or materials unless and until you have submitted them to us and received our approval in the manner set forth in Section 8.3 below. At our request, you shall furnish to us within 15 days of any request, such evidence as we may reasonably require concerning the nature and amount of your expenditures for local marketing, including verification copies of all advertising and any other information that we require. We shall have the right to periodically specify, in the Manual or otherwise in writing, the types of mandatory local marketing programs, including minimum required expenditures for such programs. We may determine, at our sole discretion, if any of your expenditures do not satisfy the Local Advertising requirements. If you fail to spend the required amount on Local Advertising, you authorize us to spend the deficient amount on your behalf on Local Advertising in your market in the manner we deem sufficient, and you will reimburse us for such spend to ensure the minimum required expenditure is met.

8.3 Conduct of Advertising; Our Approval

All advertising and promotion by you in any medium shall be conducted in a professional manner and shall conform to our standards and requirements as set forth in this Agreement, the Manuals or otherwise in writing. You shall obtain our written approval of all advertising and promotional plans and materials prior to use, except for any plans and materials prepared by us or previously approved by us during the 12 months prior to their proposed use. You shall submit such unapproved plans and materials to us, and we shall have 15 days to notify you of our approval or disapproval of such materials. If we do not provide our specific approval of the proposed materials within this 15 day period, the proposed materials are deemed to be not approved. We shall have the right at any time after you commence use of such materials to prohibit further use, effective upon your receipt of such written notice. Anything created by you or on your behalf which includes our Marks or any reference to our Restaurants or our System, including any plans and materials that you submit to us for our review will become our property and there will be no restriction on our use or dissemination of such materials. You shall not advertise or use the Marks in any fashion on the Internet, World Wide Web or via other means of advertising without our express written consent. We may require you to include certain language on all advertising to be used by you, including, but not limited to, “Franchises Available” and reference to our telephone number and/or website.

8.4 Grand Opening Advertising

In addition to the ongoing advertising contributions set forth herein, you shall be required to spend a minimum of $15,000 on a grand opening advertising campaign to advertise the opening of the Restaurant. We shall designate the appropriate time for the grand opening following the Restaurant’s opening, in our reasonable judgment. All advertisements proposed to be used in the grand opening advertising campaign are subject to our review and approval in the manner set forth in this Article 8 . You acknowledge that we will not schedule your Restaurant opening, and your opening may be delayed, until you have received our approval of your grand opening advertising campaign. We may, in our discretion, require that your grand opening advertising campaign include certain promotional give-aways.

8.5 Websites

As used in this Agreement, the term “Website” means an interactive electronic document, series of symbols, or otherwise, that is contained in a network of computers linked by communications software. The term Website includes, but is not limited to, Internet and World Wide Web home pages. In connection with any Website, you agree to the following:

(a) We shall have the right, but not the obligation, to establish and maintain a Website, which may, without limitation, promote the Marks, BurgerFi Restaurants and any or all of the products offered at Restaurants, the franchising of BurgerFi Restaurants, and/or the System. We shall have the sole right to control all aspects of the Website, including without limitation its design, content, functionality, links to the websites of third parties, legal notices, and policies and terms of usage; we shall also have the right to discontinue operation of the Website.

(b) We shall have the right, but not the obligation, to designate one or more web page(s) to describe you and/or the Franchised Business, with such web page(s) to be located within our Website. You shall comply with our policies with respect to the creation, maintenance and content of any such web pages; and we shall have the right to refuse to post and/or discontinue posting any content and/or the operation of any web page.

(c) You shall not establish a separate Website related to your Restaurant, the Marks or the System without our prior written approval (which we shall not be obligated to provide). If approved to establish such a Website, you shall comply with our policies, standards and specifications with respect to the creation, maintenance and content of any such Website. You specifically acknowledge and agree that any such Website owned or maintained by you or for your benefit shall be deemed “advertising” under this Agreement, and will be subject to (among other things) our approval under this Article 8.

(d) You understand and agree that you may not promote your Restaurant or use any Mark in any manner on social and/or networking Websites, including, but not limited to, Facebook, LinkedIn, MySpace and Twitter, without our prior written consent.

(e) You understand and acknowledge that all domain names related to us shall be registered and owned by us or our affiliate. You may not register any domain names related to BurgerFi or the Franchised Business.

ARTICLE 9

MARKS

9.1 Use of Marks

Subject to this Agreement and your continued compliance with all of the terms contained herein, we grant you a non -exclusive, revocable license to use the Marks during the term of this Agreement in accordance with the System and related standards and specifications.

9.2 Ownership of Marks; Limited License

You expressly understand and acknowledge that:

(a) We are the owner or the licensee of the owner of all right, title and interest in and to the Marks and the goodwill associated with and symbolized by them.

(b) Neither you nor any Controlling Principal shall take any action that would prejudice or interfere with the validity of our rights with respect to the Marks. Nothing in this Agreement shall give the you any right, title, or interest in or to any of the Marks or any service marks, trademarks, trade names, trade dress, logos, copyrights or proprietary materials, except the right to use, with our approval, the Marks and the System in accordance with the terms and conditions of this Agreement for the operation of the Restaurant and only at or from its accepted location or in approved advertising related to the Restaurant.

(c) You understand and agree that the limited license to use the Marks granted hereby applies only to such Marks as are designated by us, and which are not subsequently designated by us as being withdrawn from use, together with those which may hereafter be designated by us in writing. You expressly understand and agree that you are not permitted to represent in any manner that you have acquired any ownership or equitable rights in any of the Marks by virtue of the limited license granted hereunder, or by virtue of your use of any of the Marks.

(d) You understand and agree that any and all goodwill arising from your use of the Marks and the System shall inure solely and exclusively to our benefit, and upon expiration or termination of this Agreement and the license herein granted, no monetary amount shall be assigned as attributable to any goodwill associated with your use of the Marks.

(e) You shall not contest the validity of or our interest in the Marks or assist others to contest the validity of or our interest in the Marks.

(f) You acknowledge that any unauthorized use of the Marks shall constitute an infringement of our rights in the Marks and an event of default hereunder. You agree that you shall provide us with all assignments, affidavits, documents, information and assistance we reasonably request to fully vest in us all such rights, title and interest in and to the Marks, including all such items as are reasonably requested by us to register, maintain and enforce such rights in the Marks.

(g) If it becomes advisable at any time, in our discretion, to modify or discontinue use of any Mark and/or to adopt or use one or more additional or substitute proprietary marks, then you shall be obligated to comply with any such instruction by us. We shall not have any obligation in such event to reimburse you for your documented expenses of compliance. You waive any claim arising from or relating to any Mark change, modification or substitution. We will not be liable to you for any expenses, losses or damages sustained by you as a result of any Mark addition, modification, substitution or discontinuation. You covenant not to commence or join in any litigation or other proceeding against us for any of these expenses, losses or damages.

9.3 Limitation on Use of Marks

With respect to your licensed use of the Marks pursuant to this Agreement, you further agree that:

(a) Unless otherwise authorized or required by us, you shall operate and advertise the Restaurant only under the name “BurgerFi” without prefix or suffix. You shall not use the Marks as part of your corporate or other legal name, and shall obtain our approval of such corporate or other legal name prior to filing it with the applicable state authority.

(b) During the term of this Agreement and any renewal hereof, you shall identify yourself as the independent owner of the Restaurant in conjunction with any use of the Marks, including, but not limited to, uses on invoices, order forms, receipts and contracts, as well as the display of a notice in such content and form and at such conspicuous locations on the premises of the Restaurant or any delivery vehicle as we may designate in writing.

(c) You shall not use the Marks to incur any obligation or indebtedness on our behalf;

(d) You shall comply with our instructions in filing and maintaining the requisite trade name or fictitious name registrations, and shall execute any documents deemed necessary by us or our counsel to obtain protection of the Marks or to maintain their continued validity and enforceability.

(e) You will not use any of the Marks or distribute any materials that contain the Marks without our prior written approval. Any materials created by you or on your behalf which contain the Marks will be deemed to be owned by us.

(f) You will not file with the United States Patent and Trademark Office, or any other authority, any trademarks or copyrights that in any way relate to BurgerFi, our Marks, the Franchised Business, the System and the Restaurants.

9.4 Notification of Infringement or Claim

You shall notify us immediately by telephone and thereafter in writing of any apparent infringement of or challenge to your use of any Mark, or any claim by any person of any rights in any Mark You and the Controlling Principals shall not communicate with any person other than us, our counsel and your counsel in connection with any such infringement, challenge or claim. We shall have complete discretion to take such action as we deem appropriate in connection with the foregoing, and the right to control exclusively, any settlement, litigation or Patent and Trademark Office or other proceeding arising out of any such alleged infringement, challenge or claim or otherwise relating to any Mark. You agree to execute any and all instruments and documents, render such assistance, and do such acts or things as we, in our opinion, reasonably believe necessary or advisable to protect and maintain our interests in any litigation or other proceeding or to otherwise protect and maintain the interests of us or any other interested party in the Marks. We will indemnify you and hold you harmless from and against any and all claims, liabilities, costs, damages and reasonable expenses for which you are held liable in any proceeding arising out of your use of any of the Marks (including settlement amounts), provided that the conduct of you and the Controlling Principals with respect to such proceeding and use of the Marks is in full compliance with the terms of this Agreement.

9.5 Retention of Rights by Us

The right and license of the Marks granted hereunder to you is non-exclusive and we thus have and retain the following rights, among others, subject only to the limitations of Article 1:

(a) To grant other licenses for use of the Marks, in addition to those licenses already granted to existing franchisees;

(b) To develop and establish other systems using the Marks or other names or marks and to grant licenses thereto without providing any rights to you; and

(c) To engage, directly or indirectly, through our employees, representatives, licensees, assigns, agents and others, at wholesale, retail or otherwise, in (i) the production, distribution, license and sale of products and services containing the Marks, and (ii) the use in connection with such production, distribution and sale, of the Marks and any and all trademarks, trade names, service marks, logos, insignia, slogans, emblems, symbols, designs and other identifying characteristics as may be developed or used from time to time by us.

ARTICLE 10

CONFIDENTIALITY AND NON-COMPETITION COVENANTS

10.1 Confidential Operations Manuals

(a) To protect our reputation and goodwill and to maintain high standards of operation under the Marks, you shall conduct your business in accordance with the Manuals, other written directives which we may reasonably issue to you from time to time whether or not such directives are included in the Manuals, and any other manuals and materials created or approved by us for use in the operation of the Franchised Business.

(b) You and the Controlling Principals shall at all times treat the Manuals, any of our written directives, and any other manuals and materials provided by us, and the information contained therein as confidential and shall maintain such information as trade secrets and confidential in accordance with this Article 10. You and the Controlling Principals shall divulge and make such materials available only to such of your employees as must have access to it in order to operate the Restaurant. You and the Controlling Principals shall not at any time change, amend, copy, duplicate, record or otherwise reproduce these materials, in whole or in part, or otherwise make the same available to any person other than those authorized above.

(c) The Manuals, written directives, other manuals and materials and any other confidential communications provided or approved by us shall at all times remain our sole property, shall at all times be kept in a secure place on the Restaurant premises, and shall be returned to us immediately upon request or upon termination or expiration of this Agreement.

(d) The Manuals, any written directives, and any other manuals and materials issued by us and any modifications to such materials shall supplement and be deemed part of this Agreement.

(e) We may from time to time revise the contents of the Manuals or any other manuals and materials created or approved by us for use in the operation of the Franchised Business. You shall remove and return to us or destroy all pages of the Manuals that have been replaced or updated by us. You expressly agree to comply with each new or changed standard.

(f) You shall at all times ensure that the Manuals are kept current and up to date. In the event of any dispute as to the contents of the Manuals, the terms of the master copy of the Manuals maintained by us at our headquarters shall control. You may request a fully updated Operation Manual upon paying a reasonable fee to cover our administrative costs.

10.2 Confidential Information

(a) Neither you nor any Controlling Principal shall, during the term of this Agreement or thereafter, communicate, divulge or use for the benefit of any other person, persons, partnership, association or corporation, use for their own benefit any confidential information, knowledge or know-how concerning the methods of operation of the Franchised Business which may be communicated to them or of which they may be apprised in connection with the operation of the Restaurant under the terms of this Agreement. You and the Controlling Principals shall divulge such confidential information only to such of your employees as must have access to it in order to operate the Restaurant. Any and all information, knowledge, know-how, techniques and any materials used in or related to the System which we provide to you in connection with this Agreement shall be deemed confidential for purposes of this Agreement. Neither you nor the Controlling Principals shall at any time, without our prior written consent, copy, duplicate, record or otherwise reproduce such materials or information, in whole or in part, nor otherwise make the same available to any unauthorized person. The covenants in this Section shall survive the expiration, termination or transfer of this Agreement or any interest herein and shall be perpetually binding upon you and each of the Controlling Principals, unless and until you demonstrate conclusively that the information has become public knowledge and was not released by you or anyone under your control or anyone with a duty to keep the information confidential.

(b) You shall require and obtain the execution of covenants similar to those set forth in Section 10.2(a) from your General Manager and all other of your personnel who have received or will have access to confidential information, including any of your Principals even if such Principals were not required to sign this Agreement. Such covenants shall be substantially in the form set forth in Attachment D.

(c) If you, the Controlling Principals, the General Manager or any of your employees develop any new concept, process, product, recipe, or improvement in the operation or promotion of the Restaurant during the term of this Agreement, you are required to promptly notify us and provide us with all necessary related information, without compensation. You and the Controlling Principals acknowledge that any such concept, process product, recipe, or improvement will become our property, and we may use or disclose such information to other franchisees as we determine to be appropriate.

10.3 Non-Competition

(a) You acknowledge and agree that: (a) pursuant to this Agreement, you will have access to valuable trade secrets, specialized training and Confidential Information from us and our affiliates regarding the development, operation, management, purchasing, sales and marketing methods and techniques of the System; (b) the System and the opportunities, associations and experience we have established and that you will have access to under this Agreement are of substantial and material value; (c) in developing the System, we and our affiliates have made and continue to make substantial investments of time, technical and commercial research, and money; (d) we would be unable to adequately protect the System and its trade secrets and Confidential Information against unauthorized use or disclosure and would be unable to adequately encourage a free exchange of ideas and information among franchisees in our system if franchisees were permitted to hold interests in Competitive Businesses (as defined below); and (e) restrictions on your right to hold interests in, or perform services for, Competitive Businesses will not unreasonably or unnecessarily hinder your activities.

(b) As used in this Agreement, the term “Competitive Business” means a business that is of a character and concept similar to the Restaurant, including a food service business which offers and sells the same or similar food products. The term “Competitive Business” shall not pertain to businesses where less than twenty percent (20%) of their gross food sales are derived from similar food products that are served by the Restaurant, provided hamburgers are not the highlighted item of such Competitive Business.

(c) Accordingly, you covenant and agree that, during the term of this Agreement and for a continuous period of two (2) years after the expiration or termination of this Agreement, and/or a transfer as contemplated in Article 14 above, you shall not directly, indirectly, for yourself, or through, on behalf of, or in conjunction with any party, in any manner whatsoever, do any of the following:

(i) Divert or attempt to divert any actual or potential business or customer of any BurgerFi Restaurant to any competitor or otherwise take any action injurious or prejudicial to the goodwill associated with the Marks and the System.

(ii) Own, maintain, develop, operate, engage in, franchise or license, make loans to, lease real or personal property to, and/or have any whatsoever interest in, or render services or give advice to, any Competitive Business.

(iii) Sell or transfer any inventory, supplies, furniture, fixtures, and/or equipment of the Franchised Business (directly or indirectly) to any Competitive Business.

(d) During the term of this Agreement, there is no geographical limitation on the restrictions set forth in Section 10.3(c) above. During the two (2) year period following the expiration or earlier termination of this Agreement, or a transfer as contemplated under Section 16 above, these restrictions shall apply to any Competitive Business that is located at or within: (i) the Protected Territory; (ii) ten (10) miles of the Protected Territory; and/or (iii) ten (10) miles of any other “BurgerFi” restaurant under the System (regardless of whether that restaurant is opened and operating, under construction, or we or a franchisee has committed to develop a Restaurant in that location). These restrictions shall not apply to BurgerFi Restaurants that you operate that we (or our affiliates) have franchised to you pursuant to a then-valid franchise agreement.

(e) You further covenant and agree that, for a continuous period of two (2) years after the expiration or termination of this Agreement, and/or a transfer as contemplated in Section 16 above, you will not, either directly or indirectly, for yourself, or through, on behalf of, or in conjunction with any person, firm, partnership, corporation, or other entity, sell, assign, lease or transfer the Approved Location to any person, firm, partnership, corporation, or other entity that you know, or have reason to know, intends to operate a Competitive Business at the Approved Location. You, by the terms of any conveyance selling, assigning, leasing or transferring your interest in the Approved Location, shall include these restrictive covenants as are necessary to ensure that a Competitive Business that would violate this Section is not operated at the Approved Location for this two-year period, and you shall take all steps necessary to ensure that these restrictive covenants become a matter of public record.

(f) If, at any time during the two (2) year period following expiration or termination of this Agreement, and/or a transfer as contemplated in Section 16 above, you fail to comply with your obligations under this Section 10.3, then that period of noncompliance will not be credited toward your satisfaction of the two (2) year obligation specified above.

(g) Section 10.3(c) above shall not apply to ownership by you of less than a one percent (1%) beneficial interest in the outstanding equity securities of any publicly held corporation. As used in this Agreement, the term “publicly held corporation” shall be deemed to refer to a corporation which has securities that have been registered under the federal Securities Exchange Act of 1934.

(h) You agree to require and obtain execution of covenants similar to those set forth in this Section 10.3 (including covenants applicable upon the termination of a person’s employment with you) from your General Manager and all other of your personnel who have received or will have access to training from us, including any of your Principals (even if such Principals were not required to sign this Agreement). Such covenants shall be substantially in the form set forth in Attachment D to this Agreement.

(i) The parties agree that each of the foregoing covenants shall be construed as independent of any other covenant or provision of this Agreement. If all or any portion of a covenant in this Section 19 is held unreasonable or unenforceable by a court or agency having valid jurisdiction in an unappealed final decision to which we are a party, you agree to be bound by any lesser covenant subsumed within the terms of such covenant that imposes the maximum duty permitted by law, as if the resulting covenant were separately stated in and made a part of this Section 10.3.

(k) You agree that the existence of any claims you may have against us, whether or not arising from this Agreement, shall not constitute a defense to our enforcement of the covenants in this Section 10.3. You agree to pay all damages, costs, and expenses (including but not limited to reasonable attorneys’ fees) we incur in connection with the enforcement of this Section 10.3.

10.4 Failure to Comply

You and the Controlling Principals acknowledge that any failure to comply with the requirements of this Section shall constitute an event of default under Article 17 hereof. You and the Controlling Principals acknowledge that a violation of the terms of this Section would result in irreparable injury to us for which no adequate remedy at law may be available, and you and the Controlling Principals accordingly consent to the issuance of an injunction prohibiting any conduct by you or the Controlling Principals in violation of the terms of this Section. You and the Controlling Principals agree to pay all court costs and reasonable attorneys’ fees incurred by us in connection with the enforcement of this Section, including payment of all costs and expenses for obtaining specific performance of, or an injunction against violation of, the requirements of such Section.

ARTICLE 11

BOOKS AND RECORDS

11.1 Books and Records

You shall maintain during the term of this Agreement, and shall preserve for at least 3 years from the dates of their preparation, full, complete and accurate books, records and accounts, including, but not limited to, sales slips, coupons, purchase orders, payroll records, check stubs, bank statements, sales tax records and returns, cash receipts and disbursements, journals and ledgers, records of EFT transactions, and backup or archived records of information maintained on any computer system in accordance with generally accepted accounting principles and in the form and manner prescribed by us from time to time in the Manuals or otherwise in writing.

11.2 Reports

In addition to the Royalty Report required by Article 4 hereof, you shall, at your expense, submit the following, in a form and manner proscribed by us:

(a) Monthly profit and loss statements of your Franchised Business (which may be unaudited) within 10 days after the end of each month during the term hereof (or other time period we establish). Each such statement shall be signed by your treasurer or chief financial officer or comparable officer attesting that it is true, complete and correct;

(b) Complete annual financial statement (which shall be reviewed) of the Franchised Business prepared by an independent certified public accountant, within 90 days after the end of each fiscal year during the term hereof, showing the results of operations of the Franchised Business during such fiscal year; we reserve the right to require such financial statements to be audited by an independent certified public accountant satisfactory to us at your cost and expense if an inspection discloses an understatement of payments due to us of 2% or more in any report, pursuant to Section 11.3; and

(c) Such other forms, reports, records, information and data as we may reasonably designate, and which pertain to the Franchised Business, in the form and at the times and places reasonably required by us, upon request and as specified from time to time in writing.

11.3 Inspections; Audits

We or our designees shall have the right, during normal business hours, to review, audit, examine and copy any or all of your books and records as we may require at the Restaurant. You shall make such books and records available to us or our designees immediately upon request. If any required Royalty Fee or other payments due to us are delinquent, or if an inspection should reveal that such payments have been understated in any report to us, then you shall immediately pay to us the amount overdue or understated upon demand with interest determined in accordance with the provisions of Section 4.5. If an inspection discloses an understatement in any report of 2% or more, you shall, in addition, reimburse us for all costs and expenses connected with the inspection (including, without limitation, reasonable accounting and attorneys’ fees). These remedies shall be in addition to any other remedies we may have at law or in equity.

11.4 Correction of Errors

You understand and agree that our receipt or acceptance of any of the statements furnished or Royalty Fees paid to us (or the cashing of any royalty checks or processing of any EFTs) shall not preclude us from questioning the correctness thereof at any time and, in the event that any inconsistencies or mistakes are discovered in such statements or payments, they shall immediately be rectified by you and the appropriate payment shall be made by you.

11.5 Authorization of Us

You hereby authorize (and agree to execute any other documents deemed necessary to effect such authorization) all banks, financial institutions, businesses, suppliers, manufacturers, contractors, vendors and other persons or entities with which you do business to disclose to us any requested financial information in their possession relating to you or the Restaurant. You authorize us to disclose data from your reports, including Net Sales, if we determine, in our sole and absolute discretion, that such disclosure is necessary or advisable, which disclosure may include disclosure to prospective or existing franchisees, landlords, brokers, lenders and other third parties.

11.6 We are Attorney-in-Fact

Notwithstanding any forms and documents which may have been executed by you under Section 7.9, you hereby appoint us as your true and lawful attorney-in-fact with full power and authority, for the sole purpose of obtaining any and all returns and reports filed by you with any state and/or federal taxing authority pertaining to the Franchised Business. This power of attorney shall survive the expiration or termination of this Agreement.

ARTICLE 12

INSURANCE

12. 1 You shall procure, upon execution of this Agreement, and shall maintain in full force and effect at all times during the term of this Agreement (and for such period thereafter as is necessary to provide the coverages required hereunder for events having occurred during the term of this Agreement) at your expense, an insurance policy or policies protecting you and us, our successors and assigns, our officers, directors, shareholders, partners, agents, representatives, independent contractors and employees of each of them against any demand or claim with respect to personal or bodily injury, death or property damage, or any loss, liability or expense whatsoever arising or occurring upon or in connection with the Restaurant.

12.2 Such policy or policies referred to above shall be written by a responsible, duly licensed carrier or carriers reasonably acceptable to us and shall include, at a minimum (except as additional coverages and higher policy limits may reasonably be specified by us from time to time), the following:

(a) General liability in the amount of $1,000,000 per occurrence, $2,000,000 general aggregate limit, including products/completed operations liability.

(b) “All Risks” coverage for the full cost of replacement of the Restaurant premises and all other property in which we may have an interest with no coinsurance clause applicable.

(c) Business Interruption insurance in a sufficient amount to cover net profits, the cost of key personnel to be retained and continuing expenses for a period of at least 180 days.

(d) Liquor liability coverage of not less than $1,000,000 per occurrence, $2,000,000 in the aggregate (if liquor is sold, served or distributed).

(e) Workers’ compensation insurance in amounts provided by applicable law (but not less than $500,000 per occurrence for employer’s liability) or, if permissible under applicable law, a legally appropriate alternative providing substantially similar compensation for injured workers reasonably satisfactory to us.

(f) Automobile Liability covering all owned and non-owned vehicles with limits of $1,000,000 Combined Single Limit Bodily Injury/Property Damage.

(g) Umbrella/Excess Liability with limits of $1,000,000 Bodily Injury/Property Damage, recognizing underlying coverage for General Liability, Automobile Liability and Employer’s Liability for the required limits.

(h) In connection with any construction, renovation, refurbishment or remodeling of the Restaurant, Builder’s Risks/installation insurance in forms and amounts satisfactory to us.

(i) Such other insurance as may be required by the state or locality in which the Restaurant is located and operated or as may be required by the terms of the lease for the Restaurant.

12.3 You may, with our prior written consent, elect to have reasonable deductibles in connection with the coverages required herein. Such policies shall also include a waiver of subrogation in favor of us, our affiliates, and our respective officers, directors, shareholders, partners, agents, representatives, independent contractors, servants and employees.

12.4 Your obligation to obtain and maintain the foregoing policy or policies in the amounts specified shall not be limited in any way by reason of any insurance which may be maintained by us, nor shall your performance of that obligation relieve you of liability under the indemnity provisions set forth in Article 15 of this Agreement.

12.5 All general liability and property damage policies shall contain a provision that we, our affiliates and the officers, directors, shareholders, partners, agents, representatives, independent contractors, servants and employees of each of them, although named as insureds, shall nevertheless be entitled to recover under such policies on any loss occasioned to us or our representatives, servants, agents or employees by reason of the negligence of you or your principals, partners, members, officers, directors, representatives, servants, agents or employees.

12.6 Not later than 30 days before the Restaurant initially opens for business, and thereafter 30 days prior to the expiration of any such policy, you shall deliver to us Certificates of Insurance evidencing the existence and continuation of proper coverage with limits not less than those required hereunder. You shall not open the Restaurant until you have delivered all such Certificates. In addition, if requested by us, you shall deliver to us a copy of the insurance policy or policies required hereunder. All insurance policies required hereunder, with the exception of workers’ compensation, shall name us, our affiliates and the officers, directors, shareholders, partners, agents, representatives, independent contractors, servants and employees of each of them, as additional named insureds, and shall expressly provide that any interest of same therein shall not be affected by any breach by you of any policy provisions. Further, all insurance policies required hereunder shall expressly provide that no less than 30 days’ prior written notice shall be given to us in the event of a material alteration to or cancellation of the policies.

12.7 Should you, for any reason, fail to procure or maintain the insurance required by this Agreement, as such requirements may be revised from time to time by us in writing, we shall have the right and authority (without, however, any obligation to do so) immediately to procure such insurance and charge our costs to you, which charges shall be payable by you immediately upon notice. The foregoing remedies shall be in addition to any other remedies we may have at law or in equity.

12.8 Upon written request by us, you shall procure from your insurance carrier or carriers, and forward to us, a report of claims made and reserves set against your insurance policies.

12.9 We reserve the right to modify the types of insurance coverages and amounts of coverage that you are required to maintain for the Restaurant, and you agree to comply with any such changes, at your expense. We will not require any such modifications to your insurance coverages more frequently than once every 3 years during the term of the Agreement unless there is a change in the law, including, without limitation, statutory law, case law, governmental and administrative regulations, warranting a modification.

ARTICLE 13

DEBTS AND TAXES

13.1 Taxes

You shall promptly pay when due all Taxes (as defined below), levied or assessed, and all accounts and other indebtedness of every kind incurred by you in the conduct of the Franchised Business under this Agreement. Without limiting the provisions of Article 15, you shall be solely liable for the payment of all Taxes and shall indemnify us for the full amount of all such Taxes and for any liability (including penalties, interest and expenses) arising from or concerning the payment of Taxes, whether such Taxes were correctly or legally asserted or not. Upon our request, you shall submit to us within 2 days a copy of all tax filings sent to federal, state and local tax authorities for the Franchised Business. The term “Taxes” means any present or future taxes, levies, imposts, duties or other charges of whatever nature, including any interest or penalties thereon, imposed by any government or political subdivision of such government on or relating to the operation of the Franchised Business, the payment of monies, or the exercise of rights granted pursuant to this Agreement.

13.2 Payments to Us

Each payment to be made to us hereunder shall be made free and clear and without deduction for any Taxes.

13.3 Tax Disputes

In the event of any bona fide dispute as to your liability for Taxes assessed or other indebtedness, you may contest the validity or the amount of the tax or indebtedness in accordance with the procedures of the taxing authority or applicable law. However, in no event shall you permit a tax sale or seizure by levy of execution or similar writ or warrant or attachment by a creditor to occur against the premises of the Franchised Business or any improvements thereon.

ARTICLE 14

TRANSFER OF INTEREST

14.1 Transfer by Us

We shall have the right to assign this Agreement and all of our attendant rights and privileges to any person, firm, corporation or other entity provided that, with respect to any assignment resulting in the subsequent performance by the assignee of our functions: (i) the assignee shall, at the time of such assignment, be financially responsible and economically capable of performing our obligations; and (ii) the assignee shall expressly assume and agree to perform such obligations.

You expressly affirm and agree that we may sell our assets, our rights to the Marks or to the System outright to a third party; may go public; may engage in a private placement of some or all of our securities; may merge, acquire other corporations, or be acquired by another corporation; may undertake a refinancing, recapitalization, leveraged buyout or other economic or financial restructuring; and, with regard to any or all of the above sales, assignments and dispositions, you expressly and specifically waive any claims, demands or damages arising from or related to the loss of said Marks (or any variation thereof) and/or the loss of association with or identification of “BurgerFi International, LLC” as Franchisor. Nothing contained in this Agreement shall require us to remain in the restaurant business or to offer the same products and services, whether or not bearing the Marks, in the event that we exercise our right to assign our rights in this Agreement.

14.2 Transfer by You

(a) You understand and acknowledge that the rights and duties set forth in this Agreement are personal to you, and that we have granted rights under this Agreement in reliance on the business skill, financial capacity and personal character of you and the Controlling Principals. Accordingly, neither you nor any Controlling Principal, nor any successor or assignee of you or any Controlling Principal, shall sell, assign (including but not limited to by operation of law, such as an assignment under bankruptcy or insolvency laws, in connection with a merger, divorce or otherwise), transfer, convey, give away, pledge, mortgage or otherwise encumber any direct or indirect interest in this Agreement, in the Restaurant and/or any of the Restaurant’s material assets (other than in connection with replacing, upgrading or otherwise dealing with such assets as required or permitted by this Agreement), in you or in any Controlling Principal that is an entity, in each case without our prior written consent. Any purported assignment or transfer, by operation of law or otherwise, made in violation of this Agreement shall be null and void and shall constitute an event of default under this Agreement.

(b) If you wish to transfer all or part of your interest in the Restaurant, any of the Restaurant’s material assets (except as provided in Section 14.2(a) above) or this Agreement, or if you or a Controlling Principal wishes to transfer or permit a transfer of any ownership interest in you or in a Controlling Principal that is an entity, then in each such case (any or all of which are referred to in this Article 14 as a “Restricted Transfer”), transferor and the proposed transferee shall apply to us for our approval and consent. We may, in our sole discretion, require any or all of the following as conditions of our approval:

(i) All of the accrued monetary obligations of you or any of your affiliates and all other outstanding obligations to us arising under this Agreement or any other agreement shall have been satisfied in a timely manner and you shall have satisfied all trade accounts and other debts, of whatever nature or kind, in a timely manner;

(ii) You and your affiliates shall not be in default of any provision of this Agreement, any amendment hereof or successor hereto, or any other agreement between you or any of your affiliates and us or any of our affiliates at the time of transaction;

(iii) The transferor and its principals (if applicable) shall have executed a general release, in a form reasonably satisfactory to us, of any and all claims against us, our officers, directors, shareholders, partners, agents, representatives, independent contractors, servants and employees of each of them, in their corporate and individual capacities, including, without limitation, claims arising under this Agreement and federal, state and local laws, rules and regulations;

(iv) The transferee shall demonstrate to our reasonable satisfaction that transferee meets the criteria considered by us when reviewing a prospective franchisee’s application for a franchise, including, but not limited to, our educational, managerial and business standards; transferee’s good moral character, business reputation and credit rating; transferee’s aptitude and ability to conduct the business franchised herein (as may be evidenced by prior related business experience or otherwise); transferee’s financial resources and capital for operation of the business; the geographic proximity and number of other Restaurants owned or operated by transferee and the absence of conflicting business interests and such other criteria as we may reasonably impose;

(v) At our election, the transferee shall either (1) enter into a written agreement, in a form reasonably satisfactory to us, assuming full, unconditional, joint and several liability for, and agreeing to perform from the date of the transfer, all obligations, covenants and agreements contained in this Agreement, and, if transferee is a corporation or a partnership, transferee’s shareholders, partners or other investors, as applicable, shall execute such agreement as transferee’s principals and guarantee the performance of all such obligations, covenants and agreements; or (2) execute, for a term ending on the expiration date of this Agreement and with such renewal term as may be provided by this Agreement, the standard form franchise agreement then being offered to new System franchisees and other ancillary agreements as we may require for the Restaurant, which agreements shall supersede this Agreement and its ancillary documents in all respects and the terms of which agreements may materially differ from the terms of this Agreement and be less advantageous to you than the terms of this Agreement, provided however that you will not be required to pay any initial franchise fee and the Protected Territory will remain the same;

(vi) The transferee, at its expense, shall renovate, modernize and otherwise upgrade the Restaurant to conform to the then-current standards and specifications of the System, and shall complete the upgrading and other requirements which conform to the System-wide standards within the time period reasonably specified by us;

(vii) The transferor shall remain liable for all of the obligations to us in connection with the Restaurant incurred prior to the effective date of the transfer and shall execute any and all instruments reasonably requested by us to evidence such liability;

(viii) At the transferee’s expense, the transferee, the transferee’s general manager and/or any other applicable Restaurant personnel shall complete any training programs and pay any attendance and per diem fees then in effect for franchisees of Restaurants upon such terms and conditions as we may reasonably require;

(ix) You shall pay to us a transfer fee equal to twenty-five percent (25%) of our then-current initial franchise fee to reimburse us for reviewing the application to transfer, including, without limitation, training expenses, legal and accounting fees; and

(x) If the transferee is a corporation, limited liability company, partnership or other legal entity, the transferee shall make and will be bound by any or all of the representations, warranties and covenants set forth at Article 6 as we request. Transferee shall provide to us evidence satisfactory to us that the terms of such Section have been satisfied and are true and correct on the date of transfer.

(c) You acknowledge and agree that each condition which must be met by the transferee is reasonable and necessary to assure such transferee’s full performance of the obligations hereunder.

14.3 Transfer to a Corporation or Limited Liability Company

In the event the proposed transfer is to a corporation or limited liability company formed solely for the convenience of ownership with the same Principals retaining the same respective ownership interests, our consent may be conditioned upon any of the requirements set forth at Section 14.2(b), except that the requirements set forth at Sections 14.2(b)(iii), 14.2(b)(iv), 14.2(b)(vi), 14.2(b)(vii), 14.2(b)(ix), and 14.2(b)(x) shall not apply.

14.4 Our Right to Purchase

(a) In the case of a Restricted Transfer, or if you wish to transfer all or part of your interest in the Restaurant or this Agreement, or if you or a Controlling Principal wish to transfer any ownership interest in you, pursuant to any bona fide offer received from a third party to purchase such interest, then you and such proposed seller shall promptly notify us in writing of the offer, and shall provide such information and documentation relating to the offer as we may require, including name, address and business experience of the buyer. We shall have the right and option, exercisable within 30 days after receipt of such written notification and copies of all documentation required by us describing such offer, to send written notice to the seller that we intend to purchase the proposed interest on the same terms and conditions offered by the third party purchaser/transferee (the “Offer Terms”). In the event that we elect to purchase the interest, closing on such purchase must occur within the latest of (i) 60 days from the date of notice to the seller of the election to purchase by us, (ii) 60 days from the date we receive or obtain all necessary documentation, permits and approvals, or (iii) such other date as the parties agree upon in writing. Any material change in the terms of any offer prior to closing shall constitute a new offer subject to the same right of first refusal by us as in the case of an initial offer. Our failure or refusal to exercise the option afforded by this Section 14.4 shall not constitute a waiver of any other provision of this Agreement, including all of the requirements of this Article 14, with respect to a proposed transfer.

(b) Notwithstanding the provisions of Section 14.4(a) above, where a Restricted Transfer (alone or together with any other Restricted Transfer or event effected within the prior 24 month period) results in a “Change of Control”, we may elect, in our sole discretion, to treat the notice given pursuant to such Section 14.4(a) as an offer to assign to us all of the transferor’s rights under this Agreement and to the Restaurant (including lease and contract rights and other assets used in connection with the Restaurant) (collectively, the “Restaurant Interests”). As used herein, Change of Control means any circumstance resulting in one or more Controlling Principals ceasing to be a Principal and/or the addition of any new Principal. In such case, we shall notify you of the special election provided for in this Section 14.4(b) at the time we exercise our option as provided in Section 14.4(a). The terms of such purchase shall be the same as the Offer Terms (subject to the other provisions of this Section 14.4), but the price shall be the lesser of (i) the Implied Market Price or (ii) the fair market value of the Restaurant Interests, determined in a manner consistent with Section 18.12(a). As used herein, “Implied Market Price” shall mean an amount equal to the total price to be paid by the transferee under the Offer Terms, divided by the percentage (expressed as a decimal) of ownership of you proposed to be acquired (directly or indirectly) by the transferee, less the fair market value (determined as provided in Section 18.12(a)) of any assets included in the Restricted Transfer that are not related to the Restaurant. If you have more than one Restaurant, then the Implied Market Price shall, unless otherwise agreed by us and you, be allocated among all Restaurants equally.

(c) We may assign our rights under this Section 14.4 to any other person or entity, subject to Section 14.1 above.

(d) In the event an offer from a third party provides for payment of consideration other than cash or involves certain intangible benefits, we may elect to purchase the interest proposed to be sold for the reasonable cash equivalent. If the parties cannot agree within a reasonable time on the reasonable cash equivalent of the non-cash part of the Offer Terms, then such amount shall be determined by 2 appraisers, with each party selecting one appraiser, and the average of their determinations shall be binding. In the event of such appraisal, each party shall bear its own legal and other costs and each shall pay one-half of the appraisal fees. In the event that we exercise our right of first refusal herein provided, we shall have the right to set off against any payment therefor (i) all fees for any such independent appraiser due from you hereunder and (ii) all amounts due from you to us.

14.5 Death or Disability

(a) Upon the death or permanent disability of any Controlling Principal, Principal or other person with an interest in this Agreement, the Restaurant or the Franchise, the executor, administrator, personal representative, or trustee of such person or entity shall transfer his, her or its interest to a third party approved by us within 6 months of such death or permanent disability. Such transfers, including, without limitation, transfers by devise or inheritance, shall be subject to the same conditions as any inter vivos transfer. However, in the case of transfer by devise or inheritance, if the heirs or beneficiaries of any such person are unable to meet the conditions in this Article, the executor, administrator, or personal representative of the decedent must dispose of the decedents' interest in the Franchise, which disposition shall be subject to all the terms and conditions for transfers contained in this Agreement, no later than 6 months from the date of death or permanent disability.

(b) “Permanent disability” shall mean any physical, emotional or mental injury, illness or incapacity which would prevent a person from performing the obligations set forth in this Agreement or in the guaranty made part of this Agreement for at least 90 consecutive days and from which condition recovery within 90 days from the date of determination of disability is unlikely. Permanent disability shall be determined by a licensed practicing physician selected by us, upon examination of the person; or if the person refuses to submit to an examination, then such person automatically shall be deemed permanently disabled as of the date of such refusal for the purpose of this Section 14.5. The costs of any examination required by this Section shall be paid by us.

14.6 No Waiver of Claims

Our consent to a transfer of any interest described herein shall not constitute a waiver of any claims which we may have against the transferring party, nor shall it be deemed a waiver of our right to demand material and full compliance with any of the terms of this Agreement by the transferee.

14.7 Transfer Among Owners

If any person holding an interest in you, this Agreement or the Restaurant (other than you or a Controlling Principal, which parties shall be subject to the provisions set forth above) transfers such interest, then you shall promptly notify us of such proposed transfer in writing and shall provide such information relative thereto as we may reasonably request prior to such transfer. Such transferee may not operate or own any interest in a Competitive Business. Such transferee will be designated as a Principal hereunder and as such will have to execute a Confidentiality and Non-Competition Agreement in the form then required by us, which form shall be in substantially the same form attached hereto as Attachment D (see Sections 10.2(b) and 10.3(f). We also reserve the right to designate the transferee as one of the Controlling Principals. We will not withhold our consent to a proposed transfer among the Controlling Principals and/or to a trust established for the benefit of estate planning (nor will we require you to pay a transfer fee); provided that instead of a transfer fee, you agree to reimburse us for our costs (including legal fees) associated with documenting, negotiating, and finalizing the documents associated with that transaction, including an appropriate consent to transfer agreement with releases.

14.8 Security Interests

(a) You grant to us a security interest (“Security Interest”) in all of the furniture, fixtures, equipment, signage, and realty (including your interests under all real property and personal property leases) of the Restaurant, together with all similar property now owned or hereafter acquired, additions, substitutions, replacements, proceeds, and products thereof, wherever located, used in connection with the Restaurant. All items in which a security interest is granted are referred to as the “Collateral”.

(b) The Security Interest is to secure payment of the following (the “Indebtedness”):

(i) All amounts due under this Agreement or otherwise by you;

(ii) All sums which we may, at our option, expend or advance for the maintenance, preservation, and protection of the Collateral, including, without limitation, payment of rent, taxes, levies, assessments, insurance premiums, and discharge of liens, together with interest, or any other property given as security for payment of the Indebtedness;

(iii) All expenses, including reasonable attorneys’ fees, which we incur in connection with collecting any or all Indebtedness secured hereby or in enforcing or protecting our rights under the Security Interest and this Agreement; and

(iv) All other present or future, direct or indirect, absolute or contingent, liabilities, obligations, and indebtedness of you to us or third parties under this Agreement, however created, and specifically including all or part of any renewal or extension of this Agreement, whether or not you execute any extension agreement or renewal instruments.

(c) You shall not grant a security interest in the Restaurant or in any of your assets without our prior written consent, including without limitation involuntary transfers by law. If we permit a security interest, the secured party will be required to agree that in the event of any default by you under any documents related to the security interest, we shall have the right and option to be substituted as obligor to the secured party and to cure any default of yours.

(d) You will from time to time as required by us join with us in executing any additional documents and one or more financing statements pursuant to the Uniform Commercial Code (and any assignments, extensions, or modifications thereof) in form satisfactory to us.

(e) Upon default and termination of your rights under this Agreement, we shall have the immediate right to possession and use of the Collateral.

(f) You agree that, upon the occurrence of any default, after you have been provided written notice and opportunity to cure, if applicable, in accordance with the terms of this Agreement, the full amount remaining unpaid on the Indebtedness secured shall, at our option and without notice, become due and payable immediately, and we shall then have the rights, options, duties, and remedies of a secured party under, and you shall have the rights and duties of a debtor under, the Uniform Commercial Code of Florida (or other applicable law), including, without limitation, our right to take possession of the Collateral and without legal process to enter any premises where the Collateral may be found. Any sale of the Collateral may be conducted by us in a commercially reasonable manner. Reasonable notification of the time and place of any sale shall be satisfied by mailing to you pursuant to the notice provisions set forth above.

(g) This Agreement shall be deemed a Security Agreement and a Financing Statement. A memorandum summarizing this Section 14.8 may be filed for record in the real estate records of each county in which the Collateral, or any part thereof, is situated and may also be filed as a Financing Statement in the counties or in the office of the Secretary of State, as appropriate, in respect of those items of Collateral of a kind or character defined in or subject to the applicable provisions of the Uniform Commercial Code as in effect in the appropriate jurisdiction.

14.9 Requirement to Comply

You are required to cause any transferor and transferee described in this Article 14 to perform all of the obligations imposed on such persons under this Article 14. Any failure by you or any transferor and transferee described in this Article 14 to comply with the provisions of this Section prior to the transfer of any interest in you, the Restaurant or this Agreement shall constitute an event of default under this Agreement.

14.10 Transfer by Franchisee Bankruptcy - Right of First Refusal

If, for any reason, this Agreement is not terminated pursuant to Section 17.1 and this Agreement is assumed, or assignment of the same to any person or entity who has made a bona fide offer to accept an assignment of this Agreement is contemplated, pursuant to the United States Bankruptcy Code, then notice of such proposed assignment or assumption, setting forth (a) the name and address of the proposed assignee, (b) all of the terms and conditions of the proposed assignment and assumption; and (c) the adequate assurance of the proposed assignee’s future performance of this Agreement (which shall incorporate the relevant prerequisites applicable to any other proposed transferees as set forth in Section 14.2 of this Agreement) referred to in Section 365(b)(3) of the U.S. Bankruptcy Code, shall be given to us within 20 days after receipt of such proposed assignee’s offer to accept assignment of this Agreement, and, in any event, within 10 days prior to the date application is made to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and we shall thereupon have the prior right and option, to be exercised by notice given at any time prior to the effective date of such proposed assignment and assumption, to accept an assignment of this Agreement to us upon the same terms and conditions and for the same consideration, if any, as in the bona fide offer made by the proposed assignee, less any brokerage commissions which may be payable by you out of the consideration to be paid by such assignee for the assignment of this Agreement.

ARTICLE 15

INDEMNIFICATION

15.1 Indemnification by You

You and each of the Controlling Principals shall, at all times, indemnify and hold harmless to the fullest extent permitted by law us, our successors and assigns, their respective partners and affiliates and the officers, directors, shareholders, partners, agents, representatives, independent contractors, servants and employees of each of them (“Indemnitees”) from all “losses and expenses” (as defined in Section 15.4 below) incurred in connection with any action, suit, proceeding, claim, demand, investigation or inquiry (formal or informal), or any settlement thereof (whether or not a formal proceeding or action has been instituted) which arises out of or is based upon any of the following:

(a) The infringement, alleged infringement, or any other violation or alleged violation by you or any of the Controlling Principals of any of our Marks or any patent, trademark, copyright or other proprietary right owned or controlled by third parties;

(b) The violation, breach or asserted violation or breach by you or any of the Controlling Principals of any federal, state or local law, regulation, ruling, standard or directive or any industry standard, including without limitation any allegations by your employees or governmental agencies for harassment or discrimination, wage and hour violations or other employment or labor law claims;

(c) Libel, slander or any other form of defamation of us, the System or any multi-unit operator or franchisee operating under the System, by you, any Principal or Controlling Principal, or any of your employees, agents or representatives;

(d) The violation or breach by you or by any of the Controlling Principals of any warranty, representation, agreement or obligation in this Agreement or in any other agreement between you or any of your affiliates and us and our Indemnitees; and

(e) Acts, errors, or omissions of you, your affiliates, the Controlling Principals and any officers, directors, shareholders, partners, agents, representatives, independent contractors and employees of you and your affiliates in connection with the establishment and operation of the Restaurant.

15.2 Notification of Action or Claim

You and each of the Controlling Principals agree to give us prompt notice of any such action, suit, proceeding, claim, demand, inquiry, or investigation. At the expense and risk of you and each of the Controlling Principals, we may elect to assume (but under no circumstance are we obligated to undertake) or appoint associate counsel of our own choosing with respect to the defense and/or settlement of any such action, suit, proceeding, claim, demand, inquiry or investigation. Such an undertaking by us shall, in no manner or form, diminish the obligation of you and each of the Controlling Principals to indemnify the Indemnitees and to hold them harmless.

15.3 We May Settle

In order to protect persons or property, or our reputation or goodwill, or the reputation or goodwill of others, we may, at any time and without notice, as we in our reasonable judgment deem appropriate, consent or agree to settlements or take such other remedial or corrective action as we deem expedient with respect to the action, suit, proceeding, claim, demand, inquiry or investigation if, in our reasonable judgment, there are reasonable grounds to believe that any of the acts or circumstances enumerated in Section 15.1(a) through 15.1(e) above have occurred or may result directly or indirectly in damage, injury, or harm to the System, any person or any property.

15.4 Losses and Expenses

All losses and expenses incurred under this Article 15 shall be chargeable to and paid by you or any of the Controlling Principals pursuant to your obligations of indemnity under this Section, regardless of any actions, activity or defense undertaken by us or the subsequent success or failure of such actions, activity, or defense. As used in this Article 15, the phrase “losses and expenses” shall include, without limitation, all losses, compensatory, exemplary or punitive damages, fines, charges, costs, expenses, lost profits, reasonable attorneys’ fees, court costs, settlement amounts, judgments, compensation for damages to our reputation and goodwill, costs of or resulting from delays, financing, costs of advertising material and media time/space, and costs of changing, substituting or replacing the same, and any and all expenses of recall, refunds, compensation, public notices and other such amounts incurred in connection with the matters described.

15.5 Indemnitees Do Not Assume Liability

The Indemnitees do not hereby assume any liability whatsoever for acts, errors, or omissions of any third party with whom you, any of the Controlling Principals, your affiliates or any of the officers, directors, shareholders, partners, agents, representatives, independent contractors and employees of you or your affiliates may contract, regardless of the purpose. You and each of the Controlling Principals shall hold harmless and indemnify the Indemnitees for all losses and expenses which may arise out of any acts, errors or omissions of you, the Controlling Principals, your affiliates, the officers, directors, shareholders, partners, agents, representatives, independent contractors and employees of you and your affiliates and any such other third parties without limitation and without regard to the cause or causes thereof.

15.6 Recovery from Third Parties

Under no circumstances shall the Indemnitees be required or obligated to seek recovery from third parties or otherwise mitigate their losses in order to maintain a claim against you or any of the Controlling Principals. You and each of the Controlling Principals agree that the failure to pursue such recovery or mitigate loss will in no way reduce the amounts recoverable from you or any of the Controlling Principals by the Indemnitees.

15.7 Survival of Terms

You and the Controlling Principals expressly agree that the terms of this Article 15 shall survive the termination, expiration or transfer of this Agreement or any interest herein.

ARTICLE 16

RELATIONSHIP OF THE PARTIES

16.1 No Relationship

The parties acknowledge and agree that this Agreement does not create a fiduciary relationship between them, that you shall be an independent contractor, and that nothing in this Agreement is intended to constitute either party an agent, legal representative, subsidiary, joint venturer, partner, employee, joint employer or servant of the other for any purpose.

16.2 Independent Contractor

During the term of this Agreement, you shall hold yourself out to the public as an independent contractor conducting your Restaurant operations pursuant to the rights granted by us. In furtherance of the preceding, you agree to exhibit a notice in a conspicuous place on the Restaurant premises that your Restaurant is independently owned and operated, and will reproduce such notice on all of your letterhead, business cards, forms, advertisements and as further described in the Manuals, and to take such further action as we shall reasonably require. We reserve the right to specify in writing the content and form of such notice.

16.3 You are Not Authorized

You understand and agree that nothing in this Agreement authorizes you or any of the Controlling Principals to make any contract, agreement, warranty or representation on our behalf, or to incur any debt or other obligation in our name, and that we shall in no event assume liability for, or be deemed liable under this Agreement as a result of, any such action, or for any act or omission of you or any of the Controlling Principals or any claim or judgment arising therefrom.

ARTICLE 17

TERMINATION

You acknowledge and agree that each of your obligations described in this Agreement is material and essential; that non-performance of such obligations will adversely and substantially affect us and the System; that any default described below constitutes “good cause” (as such term may be defined in any state statute or law) for us to exercise our remedies including termination of this Agreement; and that our exercise of the rights and remedies set forth herein is appropriate and reasonable.

17.1 Automatic Termination – No Right to Cure

You shall be in default under this Agreement, and we may at our option terminate this Agreement and all rights granted hereunder, without affording any opportunity to cure the default, effective immediately upon notice to you, upon the occurrence of any of the following events:

(a) if (i) you, or any Controlling Principal becomes insolvent or makes a general assignment for the benefit of creditors, is adjudicated insolvent; (ii) a bill in equity or other proceeding for the appointment of a receiver or other custodian for a Controlling Principal or its business or assets is filed and consented to; (iii) a receiver or other custodian (permanent or temporary) of a Controlling Principal’s assets or property, or any part thereof, is appointed by any court of competent jurisdiction; (iv) proceedings for a composition with creditors under any state or federal law should be instituted by or against a Controlling Principal; (v) a final judgment remains unsatisfied or of record for 30 days or longer; (vi) the Franchised Business is dissolved; (vii) execution is levied against the business or property; (viii) suit to foreclose any lien or mortgage against the Premises or equipment is instituted and not dismissed within 30 days; or (ix) the real or personal property of the Franchised Business shall be sold after levy thereupon by any sheriff, marshal, or constable.

(b) If you operate the Restaurant or sell any products or services authorized by us for sale at the Restaurant at a location which has not been approved by us;

(c) If you fail to construct or remodel the Restaurant in accordance with the plans and specifications provided to you under Section 5.3 as such plans may be adapted with our approval in accordance with Section 2.5;

(d) If you at any time cease to operate or otherwise abandon the Restaurant, or lose the right to possession of the premises, or otherwise forfeit the right to do or transact business in the jurisdiction where the Restaurant is located; provided, however, that this provision shall not apply in cases of Force Majeure (acts of God, strikes, lockouts or other industrial disturbances, war, riot, epidemic, acts of terrorism, fire or other catastrophe or other forces beyond your control), if through no fault of yours the premises are damaged or destroyed by an event as described above, provided that you apply within 30 days after such event, for our approval to relocate or reconstruct the premises (which approval shall not be unreasonably withheld) and you diligently pursue such reconstruction or relocation;

(e) If any Controlling Principal is convicted of, or has entered a plea of nolo contendere to, a felony, a crime involving moral turpitude, or other act or crime that we believe is reasonably likely to have an adverse effect on the System, the Marks, the goodwill associated therewith, or our interests therein, or engages in any other activity that in our reasonable judgment is offensive to community standards;

(f) If a threat or danger to public health or safety results from the construction, maintenance or operation of the Restaurant;

(g) If any Controlling Principal attempts to transfer any rights or obligations under this Agreement or any interest in the Franchised Business or the Restaurant to any third party without our prior written consent or without offering us a right of first refusal with respect to such transfer, contrary to the terms of Article 14 of this Agreement;

(h) If any Controlling Principal fails to comply with the in-term covenants in Section 10.3 hereof;

(i) If, contrary to the terms of Section 10.2 hereof, any Controlling Principal discloses or divulges any confidential information;

(j) If a transfer upon death or permanent disability is not transferred in accordance with Article 14 and within the time periods therein;

(k) If you knowingly maintain false books or records, or submit any false reports to us;

(l) If you misuse or make any unauthorized use of the Marks or otherwise materially impair the goodwill associated therewith or our rights therein;

(m) If your General Manager is not able to complete our initial training program to our satisfaction, after having given you the opportunity to designate a replacement General Manager;

(n) If you fail to comply with all applicable laws and ordinances relating to the Restaurant, including Anti-Terrorism Laws, or if any Controlling Principal’s assets, property, or interests are blocked under any law, ordinance, or regulation relating to terrorist activities, or you or any of your owners otherwise violate any such law, ordinance, or regulation;

(o) If you breach any of the covenants set forth in Article 6 or have falsely made any of the representations or warranties set forth therein;

(p) If any license in connection with the Restaurant is suspended or terminated, including but not limited to, a wine, beer or liquor license; or

(q) If you commit 3 events of default under this Agreement, within any 12 month period, whether or not such defaults are of the same or different nature and whether or not such defaults have been cured by you after notice by us.

17.2 Notice of Termination – Opportunity to Cure

We may terminate this Agreement and all of your rights hereunder if we provide written notice to you stating any of the following defaults and the applicable time period set forth below expires prior to the cure of such default to our reasonable satisfaction. If we do not receive acceptable proof of cure within the specified time, this Agreement and all of your rights hereunder shall terminate without further notice to you effective immediately upon the expiration of the cure period:

(a) If you fail to comply with any of the requirements imposed by this Agreement, as it may from time to time be amended or reasonably be supplemented by us, or fail to carry out the terms of this Agreement in good faith and do not cure such default within 30 days;

(b) If you fail to maintain or observe any of the standards, specifications or procedures prescribed by us in this Agreement or otherwise in writing and do not cure such default within 30 days;

(c) If you fail, refuse, or neglect to obtain our prior written approval or consent as required by this Agreement and do not cure such default within 30 days;

(d) If you fail to acquire an accepted location for the Restaurant within the time and in the manner specified in Article 2 and do not cure such default within 15 days;

(e) If you fail to open the Restaurant for business within the period specified in Section 2.6 hereof and do not cure such default within 15 days;

(f) If you or any of your affiliates fail, refuse, or neglect promptly to pay any monies owing to us, or any of our affiliates or vendors, when due under this Agreement or any other agreement, or to submit the financial or other information required by us under this Agreement and do not cure such default within 5 days following notice from us (or such other cure period specified in such other agreement, unless no cure period is stated or such period is less than 5 days, in which case the 5 day cure period shall apply);

(g) If you fail to obtain execution of the covenants and related agreements required under Section 10.2(b) or 10.3(f) hereof within 30 days following notice from us;

(h) If you fail to propose a qualified replacement or successor General Manager within the time required under Section 6.3 following 10 days prior written notice;

(i) If you fail to procure and maintain the insurance policies required by Article 12 and you fail to cure such default within 10 days following notice from us;

(j) If, in accordance with Section 6.2(h), you fail to maintain sufficient working capital to fulfill your obligations under this Agreement; or

(k) If your Restaurant repeatedly receives poor or negative reviews in the media, whether online, social media, the press or otherwise.

17.3 Cross-Defaults, Non-Exclusive Remedies, etc.

Any default under this Agreement or of any obligation owed to us or our affiliates, whether hereunder or under another agreement with us, such as a Multi-Unit Operator Agreement, or our affiliates, such as sublease, loan agreement or security interest, or any default under any agreement related to the Franchised Business, such as a lease, a vendor agreement or subcontract, will be regarded as a default under this Agreement. In each of the foregoing cases, we and our affiliates will have all remedies allowed hereunder and at law, including termination of your rights (and/or those of any person/company affiliated with you) and our (and/or our affiliates’) obligations. No right or remedy which we may have (including termination) is exclusive of any other right or remedy provided under law or equity and we may pursue any rights and/or remedies available.

17.4 Our Right to Discontinue Services to You

If you are in breach of any obligation under this Agreement, and we deliver to you a notice of termination pursuant to this Article 17, we have the right to suspend our performance of any of our obligations under this Agreement including, without limitation, the sale or supply of any services or products for which we are an approved supplier to you and/or suspension of your webpage on our Website, until such time as you correct the breach.

17.5 Amendment Pursuant to Applicable Law

Notwithstanding anything to the contrary contained in this Article, if any valid, applicable law or regulation of a competent governmental authority having jurisdiction over this franchise and the parties hereto shall limit our rights of termination under this Agreement or shall require longer notice periods than those set forth above, this Agreement is deemed amended to satisfy the minimum notice periods or restrictions upon such termination required by such laws and regulations; provided, however, that such constructive amendment shall not be deemed a concession by us that the grounds for termination set forth in this Agreement do not constitute “good cause” for termination within the meaning ascribed to that term by any applicable law or regulation. We shall not be precluded from contesting the validity, enforceability or application of such laws or regulations in any action, hearing or proceeding relating to this Agreement or the termination of this Agreement.

17.6 Step-In Rights

At any time after the occurrence of an incurable default or the expiration of a cure period for a curable default, or in the event we determine that significant operational problems exist, in order to prevent harm to the Franchised Business or damage to the System, you authorize us to operate your business for as long as we deem necessary and practical, and without waiver of any other rights or remedies which we may have under this Agreement. We have no obligation or requirement to exercise Step-In Rights, and any such election is at our option, in our sole discretion. In the event of our exercise of the Step-In Rights, you agree to hold us and our representatives harmless for all actions occurring during the course of such temporary operation. You further agree to pay us for any related business expenses, compensation for our representatives, a management fee equal to 5% of the Net Sales, and all reasonable attorneys’ fees and costs incurred as a consequence of our exercise of the Step-In Rights. We shall keep in a separate account all monies generated by the operation of the Franchised Business, less the operating expenses, including all required fees hereunder, the management fee and reasonable expenses for our representatives. Nothing contained herein shall prevent us from exercising any other right which we may have under this Agreement, including, without limitation, termination of this Agreement.

ARTICLE 18

POST-TERMINATION

Upon termination or expiration of this Agreement, all rights granted hereunder to you shall forthwith terminate, and (in addition to other clauses of this Agreement that will apply):

18.1 Cease Operations

You shall immediately cease to operate the Restaurant under this Agreement, and shall not thereafter, directly or indirectly, represent to the public or hold yourself out as a present franchisee of ours.

18.2 Stop Using the System

You shall immediately and permanently cease to use, in any manner whatsoever, any confidential methods, computer software, procedures, and techniques associated with the System; the “BurgerFi” mark; and all other Marks and distinctive forms, slogans, signs, symbols, and devices associated with the System. In particular, you shall cease to use, without limitation, all signs, advertising materials, displays, stationery, forms and any other articles which display the Marks, and shall immediately change all paint colors, remove all of our proprietary or non-proprietary design items.

18.3 Cancellation of Assumed Names

You shall take such action as may be necessary to cancel any assumed name or equivalent registration which contains the “BurgerFi” mark or any other service mark or trademark of ours, and furnish us with evidence satisfactory of compliance with this obligation within 5 days after termination or expiration of this Agreement.

18.4 No Use of Similar Marks

You agree, in the event that you have the right under this Agreement to continue to operate or subsequently begin to operate any other business and you choose to do so, not to use any reproduction, counterfeit, copy or colorable imitation of the Marks, either in connection with such other business or the promotion thereof, which is likely to cause confusion, mistake or deception, or which is likely to dilute our rights in and to the Marks, and further agree not to utilize any designation of origin or description or representation which falsely suggests or represents an association or connection with us constituting unfair competition.

18.5 Payment of Sums Owed

You shall promptly pay all sums owing to us. Such sums shall include all damages, costs and expenses, including reasonable attorneys’ fees, incurred by us as a result of any default by you, which obligation shall give rise to and remain, until paid in full, a lien in our favor against any and all of the personal property, furnishings, equipment, fixtures, and inventory owned by you and on the premises operated hereunder at the time of default.

18.6 Payment of Damages, Costs and Expenses

You shall pay to us all damages, costs and expenses, including reasonable attorneys’ fees, incurred by us in connection with obtaining any remedy available to us for any violation of this Agreement and, subsequent to the termination or expiration of this Agreement, in obtaining injunctive or other relief for the enforcement of any provisions of this Article 18.

18.7 Delivery of Manuals and Materials

You shall immediately deliver to us all Manuals, software licensed by us, records, files, instructions, correspondence, all materials related to operating the Restaurant, including, without limitation, agreements, invoices, and any and all other materials relating to the operation of the Restaurant in your possession or control, and all copies thereof (all of which are acknowledged to be our property), and shall retain no copy or record of any of the foregoing, except your copy of this Agreement and of any correspondence between the parties and any other documents which you reasonably need for compliance with any provision of law.

18.8 Confidential Information

The Controlling Principals shall comply with the restrictions on confidential information and the non-competition covenants contained in Article 10 of this Agreement. You will also ensure that any other person required to have executed similar covenants pursuant to Article 10 shall also comply with such covenants.

18.9 Advertising and Promotional Materials

You shall immediately furnish us with an itemized list of all advertising and sales promotion materials bearing the Marks or any of our distinctive markings, designs, labels, or other marks thereon, whether located on your premises or under your control at any other location. We shall have the right to inspect these materials and the option to purchase any or all of the materials at your cost, or to require you to destroy and properly dispose of such materials. Materials not purchased by us shall not be utilized by you or any other party for any purpose.

18.10 Signage

Upon execution of this Agreement, in partial consideration of the rights granted hereunder, you acknowledge and agree that all right, title and interest in the signs used at the Restaurant are hereby assigned to us, and that upon termination or expiration of this Agreement, neither you nor any lien holder shall have any further interest therein.

18.11 Assignment

At our option, you shall assign to us all of your right, title and interest in and to any lease or sublease you may hold for the premises of the Restaurant or any equipment related thereto, and any business licenses, including the liquor license. In connection with such assignments, you hereby appoint us as your attorney-in-fact to execute any documentation necessary to effectuate such transfers. In the event we do not elect to exercise our option to acquire the lease or sublease for the Restaurant premises, you shall make such modifications or alterations to the Restaurant premises as are necessary to distinguish the appearance of the Restaurant from that of other Restaurants operating under the System and shall make such specific additional changes as we may reasonably request within 30 days. If you fail or refuse to comply with the requirements of this Section 18.11, we shall have the right to enter upon the premises of the Franchised Business, without being guilty of trespass or any other crime or tort, to make or cause to be made such changes as may be required, at your expense, which expense you agree to pay upon demand.

18.12 Our Right to Purchase

(a) Except as provided in Sections 18.9, 18.10 and 18.13, we shall have the option, to be exercised within 30 days after termination or expiration of this Agreement, to purchase from you at fair market value any or all of the furnishings, equipment (including any electronic cash register or computer hardware and software systems), signs, fixtures, motor vehicles, supplies, and inventory related to the operation of the Restaurant, including the liquor license if it is not assignable in accordance with Section 18.11 above. For any such assets we purchase, we will not assume any liabilities whatsoever, which will remain with you. If the parties cannot agree on the fair market value within 30 days of our exercise of this option, fair market value shall be determined by 2 appraisers, with each party selecting one appraiser, and the average of their determinations shall be binding. Each party shall bear its own legal and other costs in obtaining its appraisal. If we elect to exercise any option to purchase herein provided, we shall have the right to set off all amounts due from you to us.

(b) In addition to the options described above, if you (or any Controlling Principal or any affiliate thereof) own the Restaurant premises, then we shall have the option, to be exercised at or within 30 days after termination or expiration of this Agreement, to purchase the Restaurant premises including any building thereon, if applicable, for the fair market value of the land and building, and any or all of the furnishings, equipment, signs, fixtures, vehicles, supplies and inventory therein at fair market value. We shall purchase assets only and shall assume no liabilities whatsoever. If you do not own the land on which the Restaurant is operated and we exercise our option for an assignment of the lease, we may exercise this option for the purpose of purchasing the building if owned by you and related assets as described above. If the parties cannot agree on fair market value within 30 days of our exercise of this option, fair market value shall be determined in accordance with appraisal procedure described above.

(c) If we exercise any of the options described above, you shall deliver to us in a form satisfactory to us, such warranties, deeds, releases of lien, bills of sale, assignments and such other documents and instruments which we deem necessary in order to perfect our title and possession in and to the properties being purchased or assigned and to meet the requirements of all tax and government authorities. If, at the time of closing, you have not obtained all of these certificates and other documents, we may, in our sole discretion, place the purchase price in escrow pending issuance of any required certificates or documents.

(d) The time for closing of the purchase and sale of the properties described above shall be a date not later than 30 days after the purchase price is determined by the parties or the determination of the appraisers, or such date we receive and obtain all necessary permits and approvals, whichever is later, unless we agree otherwise. Closing shall take place at our corporate offices.

18.13 Restaurant Assets

Notwithstanding anything to the contrary contained in Sections 18.11 and 18.12, if you operate the Restaurant from a premises that is subleased to you by us or one of our affiliates, upon termination or expiration of this Agreement, we shall have the right to take immediate possession of the assets of the Restaurant, including, any or all of the furnishings, equipment (including any point of sale or computer hardware and software systems), signs, fixtures, supplies, and inventory related to the operation of the Restaurant. We shall have a lien against all such assets in the amount of any amounts due to us under this Agreement or any other agreement. We shall have the right to have such assets appraised at the lower of cost or fair market value of the used assets, and to acquire all right, title and interest to such assets, without conducting any public sale, by paying to you (or to any lender of yours who has a lienholder interest in the assets) the difference between the appraised value and the amounts owed to us by you at the time of termination. If the lien on the assets from your lender has priority over any lien of ours, and the amount of the lien is in excess of the appraised value of such assets, we shall have the right to deal directly with your lienholder, and to pay any amounts due to you directly to the lienholder. You agree to provide all further assurances, and to execute all documents required by us or by law to lawfully effect such transfer, and to perfect our security interest. We shall have the right to take such action without the execution of any further documents by you if you fail or refuse to comply with these further assurances.

18.14 Assignment of Options by Us

We shall be entitled to assign any and all of our options in this Section to any other party, without your consent.

18.15 Telephone Numbers, Yellow Pages Listings, etc.

You, at our option, shall assign to us all rights to the telephone numbers of the Restaurant and any related Yellow Pages trademark listing or other business listings and execute all forms and documents required by us and any telephone company at any time to transfer such service and numbers to us. Further, you shall assign to us all Internet listings, domain names, Internet Accounts, advertising on the Internet or World Wide Web, websites, listings with search engines, e-mail addresses or any other similar listing or usage related to the Franchised Business. Notwithstanding any forms and documents which may have been executed under Section 7.9, you hereby appoint us as your true and lawful agent and attorney-in-fact with full power and authority, for the sole purpose of taking such action as is necessary to complete such assignment. This power of attorney shall survive the expiration or termination of this Agreement. You shall thereafter use different telephone numbers, email addresses or other listings or usages at or in connection with any subsequent business conducted by you.

18.16 Liquidated Damages for Royalty Fees

(a) If we terminate this Agreement with cause, you must pay us liquidated damages attributable solely to our lost future Royalty Fees equal to the average value of the Royalty Fees you paid or owed (per month) to us during the 12 months before the termination (or the actual number of months opened if less than 12) multiplied by (i) 24, being the number of months in 2 full years, or (ii) the number of months remaining during the term of this Agreement, whichever is less.

(b) The parties hereto acknowledge and agree that it would be impracticable to determine precisely the damages that are attributable solely to lost Royalty Fees that we would incur from this Agreement’s termination and the loss of cash flow from Royalty Fees due to, among other things, the complications of determining what costs, if any, we might have saved and how much the Royalty Fees would have grown over what would have been this Agreement’s remaining term. The parties hereto consider this liquidated damages provision to be a reasonable, good faith pre-estimate of those damages.

(c) The liquidated damages provision only covers our damages from the loss of cash flow from the Royalty Fees. It does not cover any other damages, including damages to our reputation with the public and landlords and damages arising from a violation of any provision of this Agreement other than the Royalty Fee section. The Principals agree that the liquidated damages provision does not give us an adequate remedy at law for any default under, or for the enforcement of, any provision of this Agreement other than the Royalty Fee section.

ARTICLE 19

DISPUTE RESOLUTION

19.1 Choice of Law.

This Agreement will be interpreted and construed exclusively under the laws of the State of Florida, which laws will prevail in the event of any conflict of law (without regard to, and without giving effect to, the application of Florida choice-of-law rules); provided, however, that if the covenants in Section 10.3 of this Agreement would not be enforced as written under Florida law, then the parties agree that those covenants will instead be interpreted and construed under the laws of the state in which the Franchised Business is located. Nothing in this Section 19.1 is intended by the parties to invoke the application of any franchise, business opportunity, antitrust, implied covenant, unfair competition, fiduciary, and/or other doctrine of law of the State of Florida (or any other state) that would not otherwise apply if the words in this Section 19.1 were not included in this Agreement.

19.2 Choice of Venue.

Subject to Section 19.3 below, the parties agree that any action that you bring against us, in any court, whether federal or state, must be brought only within the courts that have jurisdiction over the place where we then-currently maintain our principal place of business (currently that is in North Palm Beach, Florida). Any action that we bring against you in any court, whether federal or state, may be brought within the state and judicial district in which we maintain our principal place of business.

(a) The parties agree that this Section 19.2 will not be construed as preventing either party from removing an action from state to federal court; provided, however, that venue will be as set forth above.

(b) The parties hereby waive all questions of personal jurisdiction or venue for the purpose of carrying out this provision.

(c) Any such action will be conducted on an individual basis, and not as part of a consolidated, common, or class action.

19.3 Mediation.

Before any party may bring an action in court against the other, the parties agree that they must first meet to mediate the dispute (except as otherwise provided in Section 19.5 below). Any such mediation will be non -binding and will be conducted in accordance with the then-current rules for mediation of commercial disputes of JAMS, Inc. (formerly, “Judicial Arbitration and Mediation Services, Inc.”) at its location nearest to our then-current principal place of business.

19.4 Parties Rights Are Cumulative.

No right or remedy conferred upon or reserved to us or you by this Agreement is intended to be, nor will be deemed, exclusive of any other right or remedy in this Agreement or by law or equity provided or permitted, but each will be cumulative of every other right or remedy.

19.5 Injunctions.

Nothing contained in this Agreement will bar our right to obtain injunctive relief in a court of competent jurisdiction against threatened conduct that will cause us loss or damages, under the usual equity rules, including the applicable rules for obtaining restraining orders and preliminary injunctions.

19.6 WAIVER OF JURY TRIALS.

EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM, WHETHER AT LAW OR IN EQUITY, BROUGHT BY EITHER OF THEM AGAINST THE OTHER, WHETHER OR NOT THERE ARE OTHER PARTIES IN SUCH ACTION OR PROCEEDING.

19.7 MUST BRING CLAIMS WITHIN ONE YEAR.

EACH PARTY TO THIS AGREEMENT AGREES THAT ANY AND ALL CLAIMS AND ACTIONS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE PARTIES’ RELATIONSHIP, AND/OR YOUR OPERATION OF THE FRANCHISED BUSINESS, BROUGHT BY ANY PARTY HERETO AGAINST THE OTHER (EXCLUDING CLAIMS SEEKING INDEMNIFICATION UNDER THIS AGREEMENT), SHALL BE COMMENCED WITHIN ONE (1) YEAR FROM THE OCCURRENCE OF THE FACTS GIVING RISE TO SUCH CLAIM OR ACTION, OR, IT IS EXPRESSLY ACKNOWLEDGED AND AGREED BY ALL PARTIES, SUCH CLAIM OR ACTION SHALL BE IRREVOCABLY BARRED.

19.8 WAIVER OF PUNITIVE DAMAGES.

EACH PARTY TO THIS AGREEMENT HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO OR CLAIM OF ANY PUNITIVE OR EXEMPLARY DAMAGES AGAINST THE OTHER, AND AGREE THAT IN THE EVENT OF A DISPUTE BETWEEN THEM EACH SHALL BE LIMITED TO THE RECOVERY OF ANY ACTUAL DAMAGES IT HAS SUSTAINED (INCLUDING LOST FUTURE ROYALTIES).

19.9 Payment of Legal Fees.

You agree to pay us all damages, costs and expenses (including reasonable attorneys’ fees, court costs, discovery costs, and all other related expenses) that we incur in: (a) obtaining injunctive or other relief for the enforcement of any provisions of this Agreement (including Sections 9, 10 and 14 above); and/or (b) successfully defending a claim from you that we misrepresented the terms of this Agreement, fraudulently induced you to sign this Agreement, that the provisions of this Agreement are not fair, were not properly entered into, and/or that the terms of this Agreement (as it may be amended by its terms) do not exclusively govern the parties’ relationship.

ARTICLE 20

MISCELLANEOUS

20.1 Notices

(a) Any and all notices required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by expedited delivery service or certified or registered mail, return receipt requested, first class postage prepaid, or sent by overnight delivery service or facsimile to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:

Notices to Franchisor:	Notices to Franchisee and Controlling Principals:
BurgerFi International, LLC
105 US Highway 1
North Palm Beach, Florida 33408	Attention:_______________________________
Attention: Legal Department	Email: __________________________________
Email: _______________________________

(b) Any notice shall be deemed to have been given at the time of personal delivery or, in the case of facsimile, upon transmission (provided confirmation is sent as described above) or, in the case of expedited delivery service or registered or certified mail, three (3) business days after the date and time of mailing.

(c) We and you recognize that more than one individual may have a legal or equitable ownership interest in you. For this reason, and in order to (i) streamline communications between us; and (ii) protect and insulate us from potential claims from or liability to any owner or principal that may arise as a result of actions or inactions taken by us after having received conflicting advice and/or instructions from one or more owners or principals, the parties appoint _____________________ as the Designated Spokesperson pursuant to this Section 20.1. The spokesperson shall have full authority to speak on behalf of, as well as bind and commit, you and all Principals and Controlling Principals with respect to all rights, obligations and performance pursuant to this Agreement. The Designated Spokesperson shall not be changed without the prior written consent of both you and us.

(d) The Manuals, any revisions to the Manuals and/or written instructions that we furnish to you relating to operational matters shall not be deemed to be “Notices” for purposes of the delivery requirements of this Section 20.1.

20.2 Entire Agreement

This Agreement, the documents referred to herein, and the Attachments hereto, constitute the entire, full and complete agreement between us and you and the Controlling Principals concerning the subject matter hereof and shall supersede all prior related agreements between us and you and the Controlling Principals; provided, however, that nothing in this or any related agreement is intended to disclaim the representations made by us in the Disclosure Document that was furnished to you by us. Except for those permitted to be made unilaterally by us hereunder, no amendment, change or variance from this Agreement shall be binding on either party unless mutually agreed to by the parties and executed by their authorized officers or agents in writing.

20.3 No Waiver

No delay, waiver, omission or forbearance on our part to exercise any right, option, duty or power arising out of any breach or default by you or the Controlling Principals under this Agreement, or any similar agreement with another franchisee, or any breach or default by you, or by any other franchisee, of any of the terms, provisions, or covenants thereof, and no custom or practice by the parties at variance with the terms hereof, shall constitute a waiver by us to enforce any such right, option, duty or power against you or the Controlling Principals, or as to a subsequent breach or default by you or the Controlling Principals. Acceptance by us of any payments due to us hereunder subsequent to the time at which such payments are due shall not be deemed to be a waiver by us of any preceding breach by you or the Controlling Principals of any terms, provisions, covenants or conditions of this Agreement.

20.4 Our Prior Approval

Whenever this Agreement requires our prior approval or consent, you shall make a timely written request to us with all required documentation and information, and such approval or consent shall not be binding until it is obtained in writing.

20.5 No Warranty or Guaranty

We make no warranties or guarantees upon which you may rely and assume no liability or obligation to you or any third party to which we would not otherwise be subject, by providing any waiver, approval, advice, consent or suggestion to you in connection with this Agreement, or by reason of any neglect, delay or denial of any request therefor.

20.6 Continued Obligation to Pay Sums

If a Force Majeure event shall occur, then, in addition to payments required under Section 17.1(d), you shall continue to be obligated to pay to us any and all amounts that you shall have duly become obligated to pay in accordance with the terms of this Agreement prior to the occurrence of any Force Majeure event and the Indemnitees shall continue to be indemnified and held harmless by you in accordance with Article 15. Except as provided in Section 17.1(d) and the immediately preceding sentence herein, none of the parties hereto shall be held liable for a failure to comply with any terms and conditions of this Agreement when such failure is caused by an event of Force Majeure. Upon the occurrence of any event of the type referred to herein, the party affected thereby shall give prompt notice thereof to the other parties, together with a description of the event, the duration for which the party expects its ability to comply with the provisions of the Agreement to be affected thereby and a plan for resuming operation under the Agreement, which the party shall promptly undertake and maintain with due diligence. Such affected party shall be liable for failure to give timely notice only to the extent of damage actually caused.

20.7 Acceptance of Agreement

This Agreement takes effect only if and when we accept and sign this document.

20.8 Execution in Multiple Counterparts

This Agreement may be executed in multiple counterparts, each of which when so executed shall be an original, and all of which shall constitute one and the same instrument.

20.9 Captions

The captions used in connection with the sections and subsections of this Agreement are inserted only for purpose of reference. Such captions shall not be deemed to govern, limit, modify or in any other manner affect the scope, meaning or intent of the provisions of this Agreement or any part thereof nor shall such captions otherwise be given any legal effect.

20.10 Survival of Terms

Any obligation of you or the Controlling Principals that contemplates performance of such obligation after termination or expiration of this Agreement or the transfer of any interest of you or the Controlling Principals therein, shall be deemed to survive such termination, expiration or transfer, regardless of whether it is expressly stated herein.

20.11 Severability of Provisions

Except as expressly provided to the contrary herein, each portion, section, part, term and provision of this Agreement shall be considered severable; and if, for any reason, any portion, section, part, term or provision is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, this shall not impair the operation of, or have any other effect upon, the other portions, sections, parts, terms or provisions of this Agreement that may remain otherwise intelligible, and the latter shall continue to be given full force and effect and bind the parties; the invalid portions, sections, parts, terms or provisions shall be deemed not to be part of this Agreement; and there shall be automatically added such portion, section, part, term or provision as similar as possible to that which was severed which shall be valid and not contrary to or in conflict with any law or regulation.

20.12 Joint and Several Obligations

All references herein to the masculine, neuter or singular shall be construed to include the masculine, feminine, neuter or plural, where applicable. Without limiting the obligations individually undertaken by the Controlling Principals under this Agreement, all acknowledgments, promises, covenants, agreements and obligations made or undertaken by you in this Agreement shall be deemed, jointly and severally, undertaken by all of the Controlling Principals.

20.13 Rights and Remedies Cumulative

All rights and remedies of the parties to this Agreement shall be cumulative and not alternative, in addition to and not exclusive of any other rights or remedies which are provided for herein or which may be available at law or in equity in case of any breach, failure or default or threatened breach, failure or default of any term, provision or condition of this Agreement or any other agreement between you or any of your affiliates and us. The rights and remedies of the parties to this Agreement shall be continuing and shall not be exhausted by any one or more uses thereof, and may be exercised at any time or from time to time as often as may be expedient; and any option or election to enforce any such right or remedy may be exercised or taken at any time and from time to time. The expiration, earlier termination or exercise of our rights pursuant to Article 17 of this Agreement shall not discharge or release you or any of the Controlling Principals from any liability or obligation then accrued, or any liability or obligation continuing beyond, or arising out of, the expiration, the earlier termination or the exercise of such rights under this Agreement.

20.14 Terminology

The term “your Principals” shall include, collectively and individually, (1) your spouse, if you are an individual, (2) all officers, directors, managers and general partners (or persons holding comparable positions in non-corporate entities) of you and (3) all officers, directors, managers and general partners (or persons holding comparable positions in non-corporate entities) of any Controlling Principal that itself is an entity, in each case whom we designate as your Principals and all holders of an ownership interest in you and of any entity directly or indirectly controlling you, and any other person or entity controlling, controlled by or under common control with you. As used in this Section 20.14, the terms “control” and “controlling” shall mean the power to influence the management decisions of the specified person and shall in any case be deemed to exist where the second person holds 10% or more of the total ownership interest in the specified person, serves on any board of directors or comparable body of such specified person or acts as an officer, general partner or manager thereof (or holds a comparable position in a non-corporate entity). The initial Principals shall be listed on Attachment C. The term “Controlling Principals” shall include, collectively and individually, any Principal who has been designated by us as a Controlling Principal hereunder. For purposes of this Agreement, a publicly held corporation is a corporation registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or a corporation subject to the requirements of Section 15(d) of such Act.

20.15 References

Each reference in this Agreement to a corporation or partnership shall be deemed to also refer to a limited liability company and any other entity or organization similar thereto. Each reference to the organizational documents, equity owners, directors, and officers of a corporation in this Agreement shall be deemed to refer to the functional equivalents of such organizational documents, equity owners, directors, and officers, as applicable, in the case of a limited liability company or any other entity or organization similar thereto. The parties also agree that unless otherwise indicated: (a) each reference in this Agreement to the term “includes” or “including” is agreed to mean “including but not limited to”; and (b) each reference in this Agreement to a section or article is to a provision of this Agreement.

20.16 No Rights or Remedies Except to the Parties

Except as expressly provided to the contrary herein, nothing in this Agreement is intended, nor shall be deemed, to confer upon any person or legal entity other than you, us, our officers, directors, members and employees and such of your and our respective successors and assigns as may be contemplated (and, as to you, authorized by Article 14), any rights or remedies under or as a result of this Agreement.

20.17 Effectiveness of Agreement

This Agreement shall not become effective until signed by an authorized officer of ours.

20.18 Time is of the Essence.

You acknowledge that time is of the essence for all dates and times set forth herein and with respect to all payments to be made by you, and unless explicitly stated to the contrary hereunder, we are not required to send you any notice prior to or after the expiration of such time period and your failure to comply within such timeframes is a default under Section 17.1.

20.19 Modification of the System

(a) You understand and agree that the System must not remain static if it is to meet, without limitation, presently unforeseen changes in technology, competitive circumstances, demographics, populations, consumer trends, societal trends and other marketplace variables, and if it is to best serve the interests of us, you and all other franchisees.

(b) Accordingly, you expressly understand and agree that we may from time to time change the components of the System including, but not limited to, altering the products, programs, services, methods, standards, forms, policies and procedures of that System; abandoning the System altogether in favor of another system in connection with a merger, acquisition, other business combination or for other reasons; adding to, deleting from or modifying those products, programs and services which your Franchised Business is authorized and required to offer; modifying or substituting entirely the building, premises, equipment, signage, trade dress, décor, color schemes and uniform specifications and all other unit construction, design, appearance and operation attributes which you are required to observe hereunder; and changing, improving, modifying, or substituting other words or designs for, the Marks. You expressly agree to comply with any such modifications, changes, additions, deletions, substitutions and alterations; provided, however, that such changes shall not materially and unreasonably increase your obligations hereunder. You shall accept, use and effectuate any such changes or modifications to, or substitution of, the System as if they were part of the System at the time that this Agreement was executed.

(c) You further acknowledge and agree that we may modify the offer of our franchises to other franchisees or its ongoing relationship with other franchisees in any manner and at any time, which offers, agreements and/or modification have or may have terms, conditions, and obligations which may differ from the terms, conditions, and obligations in this Agreement. The existence of different forms of agreement and the fact that existing or future franchisees may have different rights and obligations shall not in any manner eliminate, modify, or affect the duties of the parties to the Agreement to comply with the terms of this Agreement.

(d) We shall not be liable to you for any expenses, losses or damages sustained by you as a result of any of the modifications contemplated hereby. You hereby covenant not to commence or join in any litigation or other proceeding against us or any third party complaining of any such modifications or seeking expenses, losses or damages caused thereby. You expressly waive any claims, demands or damages arising from or related to the foregoing activities including, without limitation, any claim of breach of contract, breach of fiduciary duty, fraud, and/or breach of the implied covenant of good faith and fair dealing.

20.20 Actions Prior to the Execution of this Agreement

You and we understand that it is in both of our interests to ensure that the activities relating to the solicitation, negotiation, and grant of a franchise for a Restaurant have complied with all applicable federal and state franchise pre-sale laws and regulations. To assist in doing so, you and each of your Controlling Principals shall, simultaneously with the execution of this Agreement, truthfully and thoroughly complete the Franchisee Disclosure Acknowledgment Statement (“Acknowledgement”) attached as Attachment J to this Agreement. You understand and agree that we shall not execute this Agreement unless the Acknowledgement(s) does not contain responses that might suggest that a violation of any applicable franchise law or regulation has occurred.

IN WITNESS WHEREOF, each party to this Agreement, intending to be legally bound, has caused this Agreement to be executed by its duly authorized representative as of the date first above written.

FRANCHISOR:
ATTEST:	BURGERFI INTERNATIONAL, LLC

By:
Witness	Name:
Title:

Accepted On ________________, 202__
(the “Effective Date”)

FRANCHISEE:

By:
Witness	Name:
Title:

Date: _______________________, 202__

EXHIBIT A-1

GUARANTEE, INDEMNIFICATION, AND ACKNOWLEDGMENT OF CONTROLLING

PRINCIPALS

(to be separately signed by each Controlling Principal)

In order to induce BurgerFi International LLC (“Franchisor”) to sign the ______ Franchise Agreement between Franchisor and _________________________________________ (“Franchisee”), dated ____________, 202_______ (the “Agreement”), each of the undersigned parties, jointly and severally, hereby unconditionally guarantee to Franchisor and its successors and assigns that all of Franchisee’s obligations (monetary and otherwise) under the Agreement as well as any other contract between Franchisee and Franchisor (and/or Franchisor’s affiliates) will be punctually paid and performed.

Each person signing this Personal Guarantee acknowledges and agrees, jointly and severally, that:

●	Upon Franchisor’s demand, s/he will immediately make each payment required of Franchisee under the Agreement and/or any other contract (including another franchise agreement) with Franchisor and/or its affiliates.

●	S/he waives any right to require Franchisor to: (a) proceed against Franchisee for any payment required under the Agreement (and/or any other contract with Franchisor and/or its affiliates); (b) proceed against or exhaust any security from Franchisee; (c) pursue or exhaust any remedy, including any legal or equitable relief, against Franchisee; and/or (d) give notice of demand for payment by Franchisee.

●	Without affecting the obligations of the undersigned persons under this Guarantee, Franchisor may, without notice to the undersigned, extend, modify, or release any indebtedness or obligation of Franchisee, or settle, adjust, or compromise any claims against Franchisee. Each of the undersigned persons waive notice of amendment of the Agreement (and any other contract with Franchisor and Franchisor’s affiliates) and notice of demand for payment by Franchisee, and agree to be bound by any and all such amendments and changes to the Agreement (and any other contract with Franchisor and Franchisor’s affiliates).

●	S/he will defend, indemnify and hold Franchisor harmless against any and all losses, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees, court costs, discovery costs, and all other related expenses) resulting from, consisting of, or arising out of or in connection with any failure by Franchisee to perform any obligation of Franchisee under the Agreement (and any other contract with Franchisor and Franchisor’s affiliates) and/or any amendment to the Agreement.

●	S/he will be personally bound by all of Franchisee’s covenants, obligations, and promises in the Agreement.

●	S/he agrees to be personally bound by all of Franchisee’s covenants, obligations, and promises in the Agreement, which include, but are not limited to, the covenants in the following Sections of the Agreement: Section 9 (generally regarding trademarks), Section 10 (generally regarding confidentiality and covenants against competition), Section 14 (generally regarding Transfers), and Section 18 (generally regarding obligations upon termination or expiration of this Agreement) of the Agreement.

●	S/he understands that: (a) this Guarantee does not grant her/him any rights under the Agreement (including but not limited to the right to use any of Franchisor’s marks such as the “BurgerFi” marks) or the system licensed to Franchisee under the Agreement; (b) s/he have read, in full, and understands, all of the provisions of the Agreement that are referred to above in this paragraph, and that s/he intends to fully comply with those provisions of the Agreement as if they were printed here in full; and (c) s/he have had the opportunity to consult with a lawyer of her/his own choosing in deciding whether to sign this Guarantee.

This Guarantee will be interpreted and construed in accordance with Section 19 of the Agreement (including but not limited to the waiver of punitive damages, waiver of jury trial, agreement to bring claims within one year, and agreement not to engage in class or common actions). Among other things, that means that this Guarantee will be interpreted and construed exclusively under the laws of the State of Florida, and that in the event of any conflict of law, Florida law will prevail (without applying Florida conflict of law rules).

IN WITNESS WHEREOF, each of the undersigned persons has signed this Guarantee as of the date of the Agreement.

(signed in his/her personal capacity)	(signed in his/her personal capacity)	(signed in his/her personal capacity)

Printed	Printed	Printed
Name:	Name:	Name:

Date:	Date:	Date:

Home Address:	Home Address:	Home Address:

ATTACHMENT A-2 TO THE FRANCHISE AGREEMENT

ACCEPTED LOCATION AND PROTECTED TERRITORY

1. ACCEPTED LOCATION:

Pursuant to Section 1.2 of the Franchise Agreement, the Restaurant shall be located at the following Accepted Location:

2. PROTECTED TERRITORY:

Pursuant to Section 1.4 of the Franchise Agreement, the Protected Territory shall be:

Initials

Franchisor		Franchisee

ATTACHMENT B TO THE FRANCHISE AGREEMENT

CONTINGENT ASSIGNMENT OF LEASE

FOR VALUE RECEIVED, the undersigned (“Assignor”) assigns, transfers and sets over to BURGERFI International, LLC, a Delaware limited liability company (“Assignee”), all of Assignor’s right and title to and interest in that certain “Lease” a copy of which is attached as Exhibit A respecting premises in the shopping center commonly known as TBD_________________. This assignment is for collateral purposes only and except as specified in this document Assignee will have no liability or obligation of any kind whatsoever arising from or in connection with this assignment or the Lease unless and until Assignee takes possession of the premises the Lease demises according to the terms of this document and agrees in writing to assumes Assignor’s obligations under the Lease.

Assignor represents and warrants to Assignee that it has full power and authority to assign the Lease and that Assignor has not previously assigned or transferred and is not otherwise obligated to assign or transfer any of its interest in the Lease or the premises it demises.

Upon Assignor’s default under the Lease or under the “Franchise Agreement” for a Restaurant between Assignee and Assignor, or in the event Assignor defaults under any document or instrument securing the Franchise Agreement, Assignee has the right to take possession of the premises the Lease demises and expel Assignor from the premises. In that event, Assignor will have no further right and title to or interest in the Lease or the premises but will remain liable to Assignee for any past due rental payments or other charges Assignee is required to pay Lessor to effectuate the assignment this document contemplates.

Assignor agrees that it will not suffer or permit any surrender, termination, amendment or modification of the Lease without Assignee’s prior written consent. Throughout the term of the Franchise Agreement, Assignor agrees that it will elect and exercise all options to extend the term of or renew the Lease not less than 30 days before the last day upon which the option must be exercised unless Assignee agrees otherwise in writing. Upon Assignee’s failure to agree otherwise in writing and upon Assignor’s failure to elect to extend or renew the Lease as required, Assignor appoints Assignee as its true and lawful attorney-in-fact with the authority to exercise the extension or renewal options in the name, place and stead of Assignor for the sole purpose of effecting the extension or renewal.

ASSIGNEE:	ASSIGNOR:
BURGERFI INTERNATIONAL, LLC

By:	By:
Name:	Name:
Title:	Title:

CONSENT TO CONTINGENT ASSIGNMENT AND AGREEMENT OF LANDLORD

(a) Agrees to notify Assignee in writing of and upon Assignor’s failure to cure any default by Assignor under the Lease via mail at BURGERFI International, LLC, 105 US Highway 1, North Palm Beach, Florida 33408, attention Legal Department, and email to _________________;

(b) Agrees that Assignee will have the right, but not the obligation, to cure any default by Assignor under the Lease within thirty (30) days after Landlord’s delivery of notice of the default under section (a) above;

(c) Consents to the Contingent Assignment and the terms therein and agrees that if Assignee takes possession of the Premises and confirms to Landlord that it has assumed the Lease as tenant, Landlord will recognize Assignee as Tenant under the Lease;

(d) Agrees that Landlord will not terminate the Lease or displace Tenant’s possession of the Premises unless and until Assignee has received the notice provided in section (a) above and has failed to either cure the default or assume the Lease within the timeframe provided in section (b) above; and

(e) Agrees that if Assignee assumes the Lease, Assignee may further assign the Lease to a third party who agrees to assume the tenant’s obligations under the Lease, is reasonably acceptable to Landlord, and that upon that assignment Assignee will have no further liability or obligation under the Lease as assignee, tenant or otherwise.

LANDLORD:

By:
Name:
Title:

Date:	________________________

Property Address: ___________________________________________

ATTACHMENT C TO THE FRANCHISE AGREEMENT

STATEMENT OF OWNERSHIP INTERESTS AND FRANCHISEE’S PRINCIPALS

A.	The following is a list of all shareholders, members, partners or other investors in Franchisee, including all investors who own or hold a direct or indirect interest in Franchisee, and a description of the nature of their interest:

Name	Percentage of Ownership/Nature of Interest

B.	In addition to the persons listed in paragraph A, the following is a list of all of Franchisee’s Principals described in and designated pursuant to Section 20.14 of the Franchise Agreement. Unless designated as a Controlling Principal, each of Franchisee’s Principals shall execute the Confidentiality and Non-Competition Agreement substantially in the form set forth in Attachment D (see Sections 10.2(b) and 10.3(f) of the Franchise Agreement):

Initials

Franchisor		Franchisee

ATTACHMENT D TO THE FRANCHISE AGREEMENT

CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

(for trained managers, shareholders, officers, directors,
general partners, members and managers of Franchisee)

In consideration of being (or working in a management position for) a BurgerFi Franchisee, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, I hereby acknowledge and agree that:

1. Pursuant to a Franchise Agreement dated _______________ __, 2020 (the “Franchise Agreement”), Franchisee has acquired the right and franchise from BURGERFI International, LLC (the “Company”) to establish and operate a BURGERFI Restaurant (the “Franchised Business”) and the right to use in the operation of the Franchised Business the Company’s trade names, service marks, trademarks, logos, emblems, and indicia of origin (the “Marks”), as they may be changed, improved and further developed from time to time in the Company’s sole discretion, only at the following authorized and Accepted Location: ____________________ (the “Accepted Location”).

2. The Company, as the result of the expenditure of time, skill, effort and resources has developed and owns a distinctive format and system (the “System”) relating to the establishment and operation of Franchised Businesses featuring all-natural Angus burgers, craft beers, wine and frozen custard products. The Company possesses certain proprietary and confidential information relating to the operation of the System, which includes certain proprietary trade secrets, recipes, methods, techniques, formats, specifications, systems, procedures, methods of business practices and management, sales and promotional techniques and knowledge of, and experience in, the operation of the Franchised Business (the “Confidential Information”).

3. Any and all information, knowledge, know-how, and techniques which the Company specifically designates as confidential shall be deemed to be Confidential Information for purposes of this Agreement.

4. As a BurgerFi Franchisee, the Company and Franchisee will disclose the Confidential Information to me in furnishing to me training programs, the Company’s Confidential Operations Manuals (the “Manuals”), and other general assistance during the term of the Franchise Agreement.

5. I will not acquire any interest in the Confidential Information, other than the right to utilize it in the operation of the Franchised Business during the term of the Franchise Agreement, and acknowledge that the use or duplication of the Confidential Information for any use outside the System would constitute an unfair method of competition.

6. The Confidential Information is proprietary, involves trade secrets of the Company, and is disclosed to me solely on the condition that I agree, and I do hereby agree, that I shall hold in strict confidence all Confidential Information and all other information designated by the Company as confidential. Unless the Company otherwise agrees in writing, I will disclose and/or use the Confidential Information only in connection with my duties as a BurgerFi Franchisee, and will continue not to disclose any such information even after I cease to be in that position and will not use any such information even after I cease to be in that position unless I can demonstrate that such information has become generally known or easily accessible other than by the breach of an obligation of Franchisee under the Franchise Agreement.

7. Except as otherwise approved in writing by the Company, I shall not, while in my position with the Franchisee, either directly or indirectly for myself, or through, on behalf of, or in conjunction with any person, persons, partnership, or corporation, own, maintain, operate, engage in, act as a consultant for, perform services for, or have any interest in any food service business which: (a) is the same as, or substantially similar to, a Franchised Business; or (b) offers to sell or sells any products or services which are the same as, or substantially similar to, any of the products offered by a Franchised Business (a “Competitive Business”); and for a continuous uninterrupted period commencing upon the cessation or termination of my position with Franchisee, regardless of the cause for termination, or upon the expiration, termination, transfer, or assignment of the Franchise Agreement, whichever occurs first, and continuing for two (2) years thereafter, either directly or indirectly, for myself, or through, on behalf of, or in conjunction with any person, persons, partnership, or corporation, own, maintain, operate, engage in, act as a consultant for, perform services for, or have any interest in any Competitive Business that is, or is intended to be, located at or within: (i) the Protected Territory; (ii) ten (10) miles of the Protected Territory; and/or (iii) ten (10) miles of any other “BurgerFi” restaurant under the System (regardless of whether that restaurant is opened and operating, under construction, or we or a franchisee has committed to develop a Restaurant in that location).

The prohibitions in this Paragraph 7 do not apply to my interests in or activities performed in connection with a Franchised Business. This restriction does not apply to my ownership of less than 5% beneficial interest in the outstanding securities of any publicly held corporation.

8. I agree that each of the foregoing covenants shall be construed as independent of any other covenant or provision of this Agreement. If all or any portion of a covenant in this Agreement is held unreasonable or unenforceable by a court or agency having valid jurisdiction in an unappealed final decision to which the Company is a party, I expressly agree to be bound by any lesser covenant subsumed within the terms of such covenant that imposes the maximum duty permitted by law, as if the resulting covenant were separately stated in and made a part of this Agreement.

9. I understand and acknowledge that the Company shall have the right, in its sole discretion, to reduce the scope of any covenant set forth in this Agreement, or any portion thereof, without my consent, effective immediately upon receipt by me of written notice thereof; and I agree to comply forthwith with any covenant as so modified.

10. The Company is a third-party beneficiary of this Agreement and may enforce it, solely and/or jointly with the Franchisee. I am aware that my violation of this Agreement will cause the Company and the Franchisee irreparable harm; therefore, I acknowledge and agree that the Franchisee and/or the Company may apply for the issuance of an injunction preventing me from violating this Agreement, and I agree to pay the Franchisee and the Company all the costs it/they incur(s), including, without limitation, legal fees and expenses, if this Agreement is enforced against me. Due to the importance of this Agreement to the Franchisee and the Company, any claim I have against the Franchisee or the Company is a separate matter and does not entitle me to violate, or justify any violation of this Agreement.

10. I understand that I am employed by only the Franchisee, and that I do not work for (and that I am not employed by) BurgerFi International LLC.

11. This Agreement shall be construed under the laws of the State of Florida. The only way this Agreement can be changed is in writing signed by both the Franchisee and me.

___________________________	___________________________
Address _______________________________

ATTACHMENT E TO THE FRANCHISE AGREEMENT

ELECTRONIC TRANSFER AUTHORIZATION

AUTHORIZATION TO HONOR CHARGES DRAWN BY AND

PAYABLE TO BURGERFI INTERNATIONAL, LLC (“COMPANY”)

Depositor hereby authorizes and requests ________________________________________ (the “Depository”) to initiate debit and credit entries to Depositor’s checking or savings account (select one) indicated below drawn by and payable to the order of BurgerFi International, LLC by Electronic Funds Transfer, provided there are sufficient funds in said account to pay the amount upon presentation.

Depositor agrees that the Depository’s rights with respect to each such charge shall be the same as if it were a check drawn by the Depository and signed by Depositor. Depositor further agrees that if any such charge is dishonored, whether with or without cause and whether intentionally or inadvertently, the Depository shall be under no liability whatsoever.

Depository Name: _______________________________________________________________

City:_______________________	State:__________	Zip Code:______________

Transit/ABA Number:_____________________________________	Account Number:_____________

This authority is to remain in full force and effect until Company has received written notification from me (or either of us) of its termination in such time and in such manner to afford Company and Depository a responsible opportunity to act on such request.

Depositor: (Please Print)

Date Signed

Signature(s) of Depositor, as Printed Above

Please attach a voided blank check, for purposes of setting up Bank and Transit Numbers.

ATTACHMENT F TO THE FRANCHISE AGREEMENT

INTERNET WEB SITES AND TELEPHONE NUMBERS AGREEMENT

This INTERNET WEB SITES AND TELEPHONE NUMBERS AGREEMENT (the “Agreement”) is made and entered into as of the ___ day of ______________, 2020 (the “Effective Date”), by and between BURGERFI INTERNATIONAL, LLC, a Delaware limited liability company (the “Franchisor”) and ________________________, a _________________________________ (the “Franchisee”).

W I T N E S S E T H:

WHEREAS, Franchisee desires to enter into a Franchise Agreement with Franchisor for the operation of a “BURGERFI” Restaurant (the “Franchise Agreement”); and

WHEREAS, Franchisor would not enter into the Franchise Agreement without Franchisee’s agreement to enter into, comply with, and be bound by all the terms and provisions of this Agreement;

NOW, THEREFORE, for and in consideration of the foregoing and the mutual promises and covenants contained herein, and in further consideration of the Franchise Agreement and the mutual promises and covenants contained therein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS

All terms used but not otherwise defined in this Agreement shall have the meanings set forth in the Franchise Agreement. “Termination” of the Franchise Agreement shall include, but shall not be limited to, the voluntary termination, involuntary termination, or natural expiration thereof.

2. TRANSFER; APPOINTMENT

2.1 Interest in Telephone Numbers and Internet Web Sites. Franchisee may acquire during the term of the Franchise Agreement, certain right, title, and interest in and to certain telephone numbers, and regular, classified, yellow-page, and other telephone directory listings (collectively, the “Telephone Numbers and Listings”) and certain domain names, hypertext markup language, uniform resource locator addresses, and access to corresponding Internet web sites, and the right to hyperlink to certain web sites and listings on various Internet search engines (collectively, the “Internet Web Sites and Listings”) related to the Restaurant or the Marks (all of which right, title, and interest is referred to herein as “Franchisee’s Interest”).

2.2 Transfer. On Termination of the Franchise Agreement, or on periodic request of Franchisor, Franchisee will immediately direct all telephone companies, telephone directory publishers, and telephone directory listing agencies (collectively, the “Telephone Companies”) and all Internet Service Providers, domain name registries, Internet search engines, and other listing agencies (collectively, the “Internet Companies”) with which Franchisee has Telephone Numbers and Listings and Internet Web Sites and Listings: (i) to transfer all of Franchisee’s Interest in such Telephone Numbers and Listings and Internet Web Sites and Listings to Franchisor; and (ii) to execute such documents and take such actions as may be necessary to effectuate such transfer. In the event Franchisor does not desire to accept any or all such Telephone Numbers and Listings and Internet Web Sites and Listings, Franchisee will immediately direct the Telephone Companies and Internet Companies to terminate such Telephone Numbers and Listings and Internet Web Sites and Listings or will take such other actions with respect to the Telephone Numbers and Listings and Internet Web Sites and Listings as Franchisor directs.

2.3 Appointment; Power of Attorney. Franchisee hereby constitutes and appoints Franchisor and any officer or agent of Franchisor, for Franchisor’s benefit under the Franchise Agreement and this Agreement or otherwise, with full power of substitution, as Franchisee’s true and lawful attorney-in-fact with full power and authority in Franchisee’s place and stead, and in Franchisee’s name or the name of any affiliated person or affiliated company of Franchisee, to take any and all appropriate action and to execute and deliver any and all documents that may be necessary or desirable to accomplish the purposes of this Agreement. Franchisee further agrees that this appointment constitutes a power coupled with an interest and is irrevocable until Franchisee has satisfied all of its obligations under the Franchise Agreement and any and all other agreements to which Franchisee and any of its affiliates on the one hand, and Franchisor and any of its affiliates on the other, are parties, including, without limitation this Agreement. Without limiting the generality of the foregoing, Franchisee hereby grants to Franchisor the power and right to do the following:

(i) Direct the Telephone Companies and Internet Companies to transfer all Franchisee’s Interest in and to the Telephone Numbers and Listings and Internet Web Sites and Listings to Franchisor;

(ii) Direct the Telephone Companies and Internet Companies to terminate any or all of the Telephone Numbers and Listings and Internet Web Sites and Listings; and

(iii) Execute the Telephone Companies’ and Internet Companies’ standard assignment forms or other documents in order to affect such transfer or termination of Franchisee’s Interest.

2.4 Certification of Termination. Franchisee hereby directs the Telephone Companies and Internet Companies to accept, as conclusive proof of Termination of the Franchise Agreement, Franchisor’s written statement, signed by an officer or agent of Franchisor that the Franchise Agreement has terminated.

2.5 Cessation of Obligations. After the Telephone Companies and Internet Companies have duly transferred all Franchisee’s Interest in such Telephone Numbers and Listings and Internet Web Sites and Listings to Franchisor, as between Franchisee and Franchisor, Franchisee will have no further interest in, or obligations under, such Telephone Numbers and Listings and Internet Web Sites and Listings. Notwithstanding the foregoing, Franchisee will remain liable to each and all of the Telephone Companies and Internet Companies for the sums Franchisee is obligated to pay such Telephone Companies and Internet Companies for obligations Franchisee incurred before the date Franchisor duly accepted the transfer of such interest, or for any other obligations not subject to the Franchise Agreement or this Agreement.

3. MISCELLANEOUS

3.1 Release. Franchisee hereby releases, remises, acquits, and forever discharges each and all of the Telephone and Internet Companies and each and all of their parent corporations, subsidiaries, affiliates, directors, officers, stockholders, employees, and agents, and the successors and assigns of any of them, from any and all rights, demands, claims, damage, losses, costs, expenses, actions, and causes of action whatsoever, whether in tort or in contract, at law or in equity, known or unknown, contingent or fixed, suspected or unsuspected, arising out of, asserted in, assertable in, or in any way related to this Agreement.

Attachment I - 72

3.2 Indemnification. Franchisee is solely responsible for all costs and expenses related to its performance, nonperformance, and Franchisor’s enforcement of this Agreement, which costs and expenses Franchisee will pay Franchisor in full, without defense or setoff, on demand. Franchisee will indemnify, defend, and hold harmless Franchisor and its affiliates, and its and their directors, officers, shareholders, partners, members, employees, agents, and attorneys, and the successors and assigns of any and all of them, from and against, and will reimburse Franchisor and any and all of them for, any and all loss, losses, damage, damages, claims, debts, claims, demands, or obligations that are related to or are based on this Agreement.

3.3 No Duty. The powers conferred on Franchisor hereunder are solely to protect Franchisor’s interests and shall not impose any duty on Franchisor to exercise any such powers. Franchisee expressly agrees that in no event shall Franchisor be obligated to accept the transfer of any or all of Franchisee’s Interest in any or all such Telephone Numbers and/or Internet Web Sites and Listings.

3.4 Further Assurances. Franchisee agrees that at any time after the date hereof, Franchisee will perform such acts and execute and deliver such documents as may be necessary to assist in or accomplish the purposes of this Agreement.

3.5 Successors, Assigns, and Affiliates. All Franchisor’s rights and powers, and all Franchisee’s obligations, under this Agreement shall be binding on Franchisee’s successors, assigns, and affiliated persons or entities as if they had duly executed this Agreement.

3.6 Effect on Other Agreements. Except as otherwise provided in this Agreement, all provisions of the Franchise Agreement and exhibits and schedules thereto shall remain in effect as set forth therein.

3.7 Survival. This Agreement shall survive the Termination of the Franchise Agreement.

3.8 Joint and Several Obligations. All Franchisee’s obligations under this Agreement shall be joint and several.

3.9 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Florida, without regard to the application of Florida conflict of law rules.

IN WITNESS WHEREOF, the undersigned have executed or caused their duly authorized representatives to execute this Agreement as of the Effective Date.

FRANCHISOR	FRANCHISEE:
BURGERFI INTERNATIONAL, LLC

By:	By:
Name:	Name:
Title:	Title:

Attachment I - 73

ATTACHMENT G TO THE FRANCHISE AGREEMENT

POWER OF ATTORNEY (TAX)

Attachment I - 74

Taxes

IRREVOCABLE POWER OF ATTORNEY

STATE OF	)
)
COUNTY OF	)

KNOW ALL MEN BY THESE PRESENTS

That ____________________, a _______________________________ (“Franchisee”), do hereby irrevocably constitute and appoint BURGERFI INTERNATIONAL, LLC, a Delaware limited liability company (“Franchisor”), true and lawful attorney-in-fact and agent for Franchisee and in Franchisee’s name, place and stead to do or cause to be done all things and to sign, execute, acknowledge, certify, deliver, accept, record and file all such agreements, certificates, instruments and documents as, in the sole discretion of Franchisor, shall be necessary or advisable for the sole purpose of obtaining any and all returns, records, reports and other documentation relating to the payment of taxes filed by Franchisee with any state and/or federal taxing authority, including, but not limited to, the State Comptroller of the State of Florida, hereby granting unto Franchisor full power and authority to do and perform any and all acts and things which, in the sole discretion of Franchisor, are necessary or advisable to be done as fully to all intents and purposes as Franchisee might or could itself do, hereby ratifying and confirming all that Franchisor may lawfully do or cause to be done by virtue of this Power of Attorney and the powers herein granted.

During the term of this Power of Attorney, and regardless of whether Franchisee has designated any other person to act as its attorney-in-fact and agent, no governmental agency, person, firm or corporation dealing with Franchisor, if acting in good faith, shall be required to ascertain the authority of Franchisor, nor to see to the performance of the agency, nor be responsible in any way for the proper application of documents delivered or funds or property paid or delivered to Franchisor. Any governmental agency, person, firm or corporation dealing with Franchisor shall be fully protected in acting and relying on a certificate of Franchisor that this Power of Attorney on the date of such certificate has not been revoked and is in full force and effect, and Franchisee shall not take any action against any person, firm, corporation or agency acting in reliance on such a certificate or a copy of this Power of Attorney. Any instrument or document executed on behalf of Franchisee by Franchisor shall be deemed to include such a certificate on the part of Franchisor, whether or not expressed. This paragraph shall survive any termination of this Power of Attorney.

This Power of Attorney shall terminate 2 years following the expiration or termination of that certain Franchise Agreement dated as of _______________ __, 2020 by and between Franchisor and Franchisee. Such termination, however, shall not affect the validity of any act or deed that Franchisor may have effected prior to such date pursuant to the powers herein granted.

This instrument is to be construed and interpreted as an irrevocable power of attorney coupled with an interest. It is executed and delivered in the State of Florida and the laws of the State of Florida shall govern all questions as to the validity of this Power of Attorney and the construction of its provisions.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the _____ day of ______________, 2020.

_____________________

By:
Name:
Title:

STATE OF	)
)
COUNTY OF	)

BEFORE ME, the undersigned authority, on this day personally appeared ________________, the ______________ of ______________________, known to me to be the person whose name is subscribed to the foregoing instrument, who acknowledged to me that he/she executed the same for the purposes and consideration therein expressed and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this ____ day of _____________, 2020.

(SEAL)
Notary Public in and for the
State of ____________

My commission expires:

_____________________________

Attachment I - 76

ATTACHMENT H TO THE FRANCHISE AGREEMENT

TRANSFER OF A FRANCHISE TO A

CORPORATION OR LIMITED LIABILITY COMPANY

This Transfer Agreement shall amend that certain Franchise Agreement between ____________ (“Franchisee”), and BURGERFI International, LLC (“Franchisor”).

The undersigned, an Officer, Director and Owner of a majority of the issued and outstanding voting stock of the Corporation set forth below, or Members of the issued and outstanding Interests of the Limited Liability Company set forth below, and the Franchisee of the Restaurant under a Franchise Agreement executed on the date set forth below, between himself or herself and Franchisor, granting him/her a franchise to operate at the location set forth below, and the other undersigned Directors, Officers and Shareholders of the Corporation, or the Members of the Limited Liability Company, who together with Franchisee constitute all of the Shareholders of the Corporation, or the Members of the Limited Liability Company, in order to induce Franchisor to consent to the assignment of the Franchise Agreement to the Corporation or Limited Liability Company in accordance with the provisions of Article 14 of the Franchise Agreement, agree as follows:

1. The undersigned Franchisee shall remain personally liable in all respects under the Franchise Agreement and all the other undersigned Officers, Directors and Shareholders of the Corporation, or the Members of the Limited Liability Company, intending to be legally bound hereby, agree jointly and severally to be personally bound by the provisions of the Franchise Agreement including the restrictive covenants contained in Article 10 thereof, to the same extent as if each of them were the Franchisee set forth in the Franchise Agreement and they jointly and severally personally guarantee all of the Franchisee’s obligations set forth in said Agreement.

2. The undersigned agree not to transfer any stock in the Corporation, or any interest in the Limited Liability Company without the prior written approval of the Franchisor and agree that all stock certificates representing shares in the Corporation, or all certificates representing interests in the Limited Liability Company shall bear the following legend:

“The shares of stock represented by this certificate are subject to the terms and conditions set forth in a Franchise Agreement dated ____________, 202_____ between and BURGERFI International, LLC”

or

“The ownership interests represented by this certificate are subject to the terms and conditions set forth in a Franchise Agreement dated ____________, 202_____ between and BURGERFI International, LLC”

3. _____________________ or his designee shall devote his best efforts to the day-to-day operation and development of the Restaurant.

4. _____________________ hereby agrees to become a party to and to be bound by all of the provisions of the Franchise Agreement executed on the date set forth below between Franchisee and Franchisor, to the same extent as if it were named as the Franchisee therein.

Attachment I - 77

Date of Franchise Agreement: ___________________________________

Location of Restaurant: ________________________________________

WITNESS:	As to Paragraph 3:

[Name]

As to Paragraph 4:

[Name]

ATTEST:
Name of Corp. or Limited Liability Company

By:
Title:

In consideration of the execution of the above Agreement, BURGERFI International, LLC hereby consents to the above referred to assignment on this ____ day of __________, 20__.

BURGERFI INTERNATIONAL, LLC

By:
Name:
Title:

Attachment I - 78

ATTACHMENT I TO THE FRANCHISE AGREEMENT

FRANCHISEE DISCLOSURE ACKNOWLEDGMENT STATEMENT

(to be separately completed by each Controlling Principal)

As you know, BURGERFI INTERNATIONAL, LLC (the “Franchisor”) and you are preparing to enter into a franchise agreement (the “Franchise Agreement”) for the establishment and operation of a BURGERFI Restaurant Business (the “Franchised Business”). The purpose of this Acknowledgment is to determine whether any statements or promises were made to you by employees or authorized representatives of the Franchisor, or by employees or authorized representatives of a broker acting on behalf of the Franchisor (“Broker”) that have not been authorized, or that were not disclosed in the Disclosure Document or that may be untrue, inaccurate or misleading. The Franchisor, through the use of this document, desires to ascertain (a) that the undersigned, individually and as a representative of any legal entity established to acquire the franchise rights, fully understands and comprehends that the purchase of a franchise is a business decision, complete with its associated risks, and (b) that you are not relying upon any oral statement, representations, promises or assurances during the negotiations for the purchase of the franchise which have not been authorized by Franchisor.

In the event that you are intending to purchase an existing Franchised Business from an existing Franchisee, you may have received information from the transferring Franchisee, who is not an employee or representative of the Franchisor. The questions below do not apply to any communications that you had with the transferring Franchisee. Please review each of the following questions and statements carefully and provide honest and complete responses to each.

1. Are you seeking to enter into the Franchise Agreement in connection with a purchase or transfer of an existing Franchised Business from an existing Franchisee?

Yes _____           No _____

2. I had my first face-to-face meeting with a Franchisor representative on _______________, 20___.

3. Have you received and personally reviewed the Franchise Agreement, each addendum, and/or related agreement provided to you?

Yes _____           No _____

4. Do you understand that you must obtain a license to sell beer and wine in order to open and operate a BURGERFI restaurant?

Yes _____           No _____

5. Do you understand all of the information contained in the Franchise Agreement, each addendum, and/or related agreement provided to you?

Yes _____           No _____

Attachment I - 1

If no, what parts of the Franchise Agreement, any Addendum, and/or related agreement do you not understand? (Attach additional pages, if necessary.)

6. Have you received and personally reviewed the Franchisor’s Disclosure Document that was provided to you?

Yes _____           No _____

7. Did you sign a receipt for the Disclosure Document indicating the date you received it?

Yes _____           No _____

8. Do you understand all of the information contained in the Disclosure Document and any state-specific Addendum to the Disclosure Document?

Yes _____           No _____

If No, what parts of the Disclosure Document and/or Addendum do you not understand? (Attach additional pages, if necessary.)

9. Have you discussed the benefits and risks of establishing and operating a Franchised Business with an attorney, accountant, or other professional advisor?

Yes _____           No _____

If No, do you wish to have more time to do so?

Yes _____           No _____

10. Do you understand that the success or failure of your Franchised Business will depend in large part upon your skills and abilities, competition from other businesses, interest rates, inflation, labor and supply costs, location, lease terms, your management capabilities and other economic, and business factors?

Yes _____           No _____

Attachment I - 2

11. Has any employee of a Broker or other person speaking on behalf of the Franchisor made any statement or promise concerning the actual or potential revenues, profits or operating costs of any particular Franchised Business operated by the Franchisor or its franchisees (or of any group of such businesses), that is contrary to or different from the information contained in the Disclosure Document?

Yes _____           No _____

12. Has any employee of a Broker or other person speaking on behalf of the Franchisor made any statement or promise regarding the amount of money you may earn in operating the franchised business that is contrary to or different from the information contained in the Disclosure Document?

Yes _____           No _____

13. Has any employee of a Broker or other person speaking on behalf of the Franchisor made any statement or promise concerning the total amount of revenue the Franchised Business will generate, that is contrary to or different from the information contained in the Disclosure Document?

Yes _____           No _____

14. Has any employee of a Broker or other person speaking on behalf of the Franchisor made any statement or promise regarding the costs you may incur in operating the Franchised Business that is contrary to or different from the information contained in the Disclosure Document?

Yes _____           No _____

15. Has any employee of a Broker or other person speaking on behalf of the Franchisor made any statement or promise concerning the likelihood of success that you should or might expect to achieve from operating a Franchised Business?

Yes _____           No _____

16. Has any employee of a Broker or other person speaking on behalf of the Franchisor made any statement, promise or agreement concerning the advertising, marketing, training, support service or assistance that the Franchisor will furnish to you that is contrary to, or different from, the information contained in the Disclosure Document or franchise agreement?

Yes _____           No _____

17. Did you enter into this agreement in reliance upon anyone’s statement or promise concerning the amount of money you may earn in operating the franchised business that is contrary to or different from the information contained in the Disclosure Document?

Yes _____           No _____

18. Have you entered into any binding agreement with the Franchisor concerning the purchase of the specific franchise referenced in the Franchise Agreement prior to today?

Yes _____           No _____

Attachment I - 3

19. Have you paid any money to the Franchisor concerning the purchase of the specific franchise referenced in the Franchise Agreement prior to the expiration of 14 calendar days since you received the Franchise Disclosure Document?

Yes _____           No _____

20. Have you spoken to any other franchisee(s) of this system before deciding to purchase this franchise? If so, who? ________________________________________________________________

If you have answered No to question 10, or Yes to any one of questions 11-19, please provide a full explanation of each answer in the following blank lines. (Attach additional pages, if necessary, and refer to them below.) If you have answered Yes to question 10, and No to each of questions 11-19, please leave the following lines blank.

I signed the Franchise Agreement and Addendum (if any) on _________________ ___, 2020, and acknowledge that no Agreement or Addendum is effective until signed and dated by the Franchisor.

Please understand that your responses to these questions are important to us and that we will rely on them. By signing this Acknowledgment, you are representing that you have responded truthfully to the above questions. In addition, by signing this Acknowledgment, you also acknowledge that:

A. You recognize and understand that business risks, which exist in connection with the purchase of any business, make the success or failure of the franchise subject to many variables, including among other things, your skills and abilities, the hours worked by you, competition, interest rates, the economy, inflation, franchise location, operation costs, lease terms and costs and the marketplace. You hereby acknowledge your awareness of and willingness to undertake these business risks.

B. You agree and state that the decision to enter into this business risk is in no manner predicated upon any oral representation, assurances, warranties, guarantees or promises made by Franchisor or any of its officers, employees or agents (including the Broker or any other broker) as to the likelihood of success of the franchise. Except as contained in the Disclosure Document, you acknowledge that you have not received any information from the Franchisor or any of its officers, employees or agents (including the Broker or any other broker) concerning actual, projected or forecasted franchise sales, profits or earnings. If you believe that you have received any information concerning actual, average, projected or forecasted franchise sales, profits or earnings other than those contained in the Disclosure Document, please describe those in the space provided below or write “None”.

Attachment I - 4

C. You further acknowledge that the President of the United States of America has issued Executive Order 13224 (the “Executive Order”) prohibiting transactions with terrorists and terrorist organizations and that the United States government has adopted, and in the future may adopt, other anti-terrorism measures (the “Anti-Terrorism Measures”). The Franchisor therefore requires certain certifications that the parties with whom it deals are not directly involved in terrorism. For that reason, you hereby certify that neither you nor any of your employees, agents or representatives, nor any other person or entity associated with you, is:

(i) a person or entity listed in the Annex to the Executive Order;

(ii) a person or entity otherwise determined by the Executive Order to have committed acts of terrorism or to pose a significant risk of committing acts of terrorism;

(iii) a person or entity who assists, sponsors, or supports terrorists or acts of terrorism; or

(iv) owned or controlled by terrorists or sponsors of terrorism.

You further covenant that neither you nor any of your employees, agents or representatives, nor any other person or entity associated with you, will during the term of the Franchise Agreement become a person or entity described above or otherwise become a target of any Anti-Terrorism Measure.

Acknowledged this ____ day of _______________, 2020.

Attachment I - 5